Exhibit 10(a)

APPENDIX 1

2007

PPL ELECTRIC UTILITIES CORPORATION

PROVIDER OF LAST RESORT

SUPPLY MASTER AGREEMENT

BETWEEN

[PPL ELECTRIC UTILITIES CORPORATION]

AND

[PPL ENERGYPLUS, LLC]

DATED [JULY 26, 2007]

PROVIDER OF LAST RESORT SUPPLY MASTER AGREEMENT
Articles and Provisions
Table of Contents
ARTICLE 1 DEFINITIONS		4
ARTICLE 2 TERMS AND CONDITIONS OF FULL REQUIREMENTS SERVICE		13
2.1	SELLER'S OBLIGATION TO PROVIDE SERVICE	13
2.2	BUYER'S OBLIGATION TO TAKE SERVICE	13
2.3	DISTRIBUTION SERVICE	14
2.4	CHANGES IN PJM CHARGES	14
2.5	STATUS OF SELLER	14
2.6	SALES FOR RESALE	14
2.7	GOVERNING TERMS	14
2.8	TRANSACTION CONFIRMATION	14
ARTICLE 3 SCHEDULING, FORECASTING, AND INFORMATION SHARING		15
3.1	SCHEDULING	15
3.2	LOAD FORECASTING	15
3.3	INFORMATION SHARING	15
ARTICLE 4 SPECIAL TERMS AND CONDITIONS		15
4.1	CONGESTION AND CONGESTION MANAGEMENT	15
4.2	LOAD RESPONSE PROGRAMS	16
4.3	PJM E-ACCOUNTS	16
4.4	ALTERNATIVE ENERGY PORTFOLIO STANDARDS OBLIGATION	16
4.5	TITLE TRANSFER	16
4.6	RELIABILITY GUIDELINES	17
4.7	PJM MEMBERSHIP	17
4.8	DECLARATION OF AUTHORITY	17
4.9	FERC AUTHORIZATION	17
4.10	DISCLOSURE IN THE EVENT OF SELLER DEFAULT	17
4.11	SELLER STEP-UP RIGHTS	17
ARTICLE 5 TERM AND SURVIVAL		18
5.1	TERM	18
5.2	SURVIVAL	18
ARTICLE 6 DETERMINATION OF DELIVERED QUANTITIES		18
6.1	MONTHLY SETTLEMENT LOAD	18
ARTICLE 7 BILLING AND SETTLEMENT		18
7.1	BILLING	18
7.2	PJM BILLING	19
7.3	PAYMENTS OF THE INVOICE	19
7.4	BILLING DISPUTES AND ADJUSTMENTS OF INVOICES	19
7.5	INTEREST ON UNPAID BALANCES	20
ARTICLE 8 TAXES		20
8.1	COOPERATION	20
8.2	TAXES	20
8.3	DISCLOSURE OF TAX TREATMENT	20
ARTICLE 9 INDEMNIFICATION		21
9.1	SELLER'S INDEMNIFICATION FOR THIRD-PARTY CLAIMS	21
9.2	BUYER'S INDEMNIFICATION FOR THIRD-PARTY CLAIMS	21
9.3	INDEMNIFICATION PROCEDURES	21
ARTICLE 10 LIMITATIONS ON LIABILITY		22
ARTICLE 11 FORCE MAJEURE		22
11.1	FORCE MAJEURE	22
11.2	NOTIFICATION	23
ARTICLE 12 EVENTS OF DEFAULT; REMEDIES		23
12.1	EVENTS OF DEFAULT	23
12.2	REMEDIES	24
12.3	CALCULATION AND NET OUT OF SETTLEMENT AMOUNTS	25
12.4	NOTICE OF TERMINATION PAYMENT	26
12.5	DISPUTES WITH RESPECT TO TERMINATION PAYMENT	26
12.6	DUTY TO MITIGATE	26
ARTICLE 13 DISPUTE RESOLUTION		26
13.1	INFORMAL DISPUTE RESOLUTION	26
13.2	FORMAL DISPUTE RESOLUTION	27
ARTICLE 14 PERFORMANCE ASSURANCE		27
14.1	REQUIREMENT FOR PERFORMANCE ASSURANCE	27
14.2	PERFORMANCE ASSURANCE TRANSFERS/RETURNS	27
14.3	UNSECURED CREDIT	28
14.4	CREDIT RATING	29
14.5	TANGIBLE NET WORTH	29
14.6	AGGREGATE BUYER'S EXPOSURE	29
ARTICLE 15 REPRESENTATIONS AND WARRANTIES		31
15.1	REPRESENTATIONS AND WARRANTIES	31
15.2	ADDITIONAL UNDERSTANDINGS	32
ARTICLE 16 MISCELLANEOUS		32
16.1	NOTICES	32
16.2	GENERAL	32
16.3	RULES OF INTERPRETATION	32
16.5	CONFIDENTIALITY	33
16.6	SUCCESSORS	34
16.7	ASSIGNMENT/CHANGE IN CORPORATE IDENTITY	34
16.8	GOVERNING LAW	34
16.9	JURISDICTION AND VENUE	34
16.10	AMENDMENTS	35
16.11	PJM AGREEMENT MODIFICATIONS	35
16.12	DELAY AND WAIVER	35
16.13	REGULATORY APPROVALS	35
EXHIBIT A TRANSACTION CONFIRMATION EXAMPLE		37
EXHIBIT B ALTERNATIVE ENERGY PORTFOLIO STANDARDS OBLIGATION		38
EXHIBIT C PERFORMANCE ASSURANCE EVERGREEN LETTER OF CREDIT		39
EXHIBIT D SAMPLE PJM INVOICE		42
EXHIBIT E METHODOLOGY FOR CALCULATION OF MARK TO MARKET (MTM) EXPOSURE		44
EXHIBIT F UNCONDITIONAL GUARANTY		47
EXHIBIT G FORM OF NOTICE		54
EXHIBIT H PJM DECLARATION OF AUTHORITY		56

PROVIDER OF LAST RESORT SUPPLY MASTER AGREEMENT

THIS PROVIDER OF LAST RESORT SUPPLY MASTER AGREEMENT ("Agreement" or "POLR SMA"), is made and entered into as of _July 26, 2007 ("Effective Date"), by and between _PPL EnergyPlus, LLC , hereinafter referred to as "Seller" and _PPL Electric Utilities Corporation, hereinafter referred to as "Buyer" (each hereinafter referred to individually as "Party" and collectively as "Parties").

WITNESSETH:

WHEREAS, the Pennsylvania Public Utility Commission Orders issued pursuant to the Electricity Generation Customer Choice and Competition Act, 66 Pa. C. S. Sections 2801-2182, direct Buyer to supply electric service to Provider of Last Resort Service Load ("POLR Load") within Buyer's Pennsylvania franchise service territory; and

WHEREAS, the Pennsylvania legislature has enacted a law establishing an Alternative Energy Portfolio Standard applicable to retail electricity suppliers serving customers in the Commonwealth of Pennsylvania; and

WHEREAS, Buyer has solicited offers for obtaining all or a portion of the supply it requires to serve its POLR Load pursuant to a Request for Proposal ("RFP") and the Seller is a winning bidder in that solicitation; and

WHEREAS, Seller desires to sell Full Requirements Service and Buyer desires to purchase such Full Requirements Service to supply a Specified Percentage in Buyer's Pennsylvania franchised service territory on a firm and continuous basis; and

NOW, THEREFORE, and in consideration of the foregoing, and of the mutual promises, covenants, and conditions set forth herein, and other good and valuable consideration, the Parties hereto, intending to be legally bound by the terms and conditions set forth in this Agreement, hereby agree as follows:

ARTICLE 1
DEFINITIONS

In addition to terms defined elsewhere in this Agreement, the following definitions shall apply hereunder:

"Affiliate" means, with respect to any entity, any other entity that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such entity. For this purpose, "control" means the direct or indirect ownership of fifty percent (50%) or more of the outstanding capital stock or other equity interests having ordinary voting power.

"Aggregate Buyer's Exposure" means all Buyer's Exposure for Aggregate Transactions.

"Aggregate Transactions" means all Transactions under this Agreement and all other transactions under Supply Master agreements executed between the Parties pursuant to the PUC Orders.

"Ancillary Services" shall have the meaning ascribed thereto in the PJM Agreements.

"Alternative Energy Portfolio Standards ("AEPS") Obligation" shall have the meaning ascribed to it in Section 4.4 (Alternative Energy Portfolio Standards Obligation).

"Alternative Energy Portfolio Standards ("AEPS")" shall have the meaning ascribed to it in the Pennsylvania Alternative Energy Portfolio Standards Act, 73 P.S. §§ 1648.1-1648.8.

"Amended and Restated PJM Operating Agreement" means the Operating Agreement of PJM or the successor, superceding or amended versions of the Operating Agreement that may take effect from time to time.

"Bankrupt" means, with respect to any entity, such entity: (i) voluntarily files a petition or otherwise commences, authorizes or acquiesces in the commencement of a proceeding or cause of action under any bankruptcy, insolvency, reorganization or similar law, or has any such petition filed or commenced against it by its creditors and such petition is not dismissed within sixty (60) calendar days of the filing or commencement; (ii) makes an assignment or any general arrangement for the benefit of creditors; (iii) otherwise becomes insolvent, however evidenced; (iv) has a liquidator, administrator, receiver, trustee, conservator or similar official appointed with respect to it or any substantial portion of its property or assets; or (v) is generally unable to pay its debts as they fall due.

"Business Day" means any day except a Saturday, Sunday or a day that PJM declares to be a holiday, as posted on the PJM website. A Business Day shall open at 8:00 a.m. and close at 5:00 p.m. Eastern Prevailing Time ("EPT").

"Buyer Downgrade Event " means that Buyer's (or Buyer's Guarantor's) Credit Rating is less than BBB- by S&P, BBB- by Fitch or Baa3 by Moody's.

"Buyer's Exposure" during the term of a Transaction shall be deemed equal to the positive difference between: (i) the MtM Exposure pursuant to a Transaction under this Agreement; less (ii) the sum of any unpaid or unbilled amounts owed by Buyer to Seller pursuant to a Transaction under this Agreement. With respect to the preceding sentence, "unbilled amounts owed by Buyer" shall consist of a good faith estimate by Buyer as to any amounts which will be owed by Buyer for service already rendered by Seller under a Transaction.

"Capacity" means "Unforced Capacity" as set forth in the PJM Agreements, or any successor measurement of the capacity obligation of a Load Serving Entity as may be employed in PJM (whether set forth in the PJM Agreements or elsewhere).

"Capacity Forward Price" means the price, as reported by PJM, for Capacity stated in terms of $/MWD associated with each month remaining in a Transaction Delivery Period.

"Capacity Initial Mark Price" means the Capacity Forward Price as of the Transaction Date.

"Capacity Obligation" means the product of the capacity obligation, consistent with PJM unforced capacity accounting and corresponding to the Current PLC Per Tranche, and the number of Tranches awarded to the Seller.

"Congestion Revenue Rights" or "CRR" means the current or any successor congestion management mechanism or mechanisms as may be employed by PJM (whether set forth in the PJM Tariff or elsewhere) for the purpose of allocating financial congestion hedges.

"Costs" means, with respect to the Non-Defaulting Party, brokerage fees, commissions, PJM charges, and other similar third party transaction costs and expenses reasonably incurred by such Party either in terminating any arrangement pursuant to which it has hedged its POLR Load obligations or entering into new arrangements which replace a Terminated Transaction; and all reasonable attorneys' fees and expenses incurred by the Non-Defaulting Party in connection with the termination of a Transaction.

"Credit Rating" means, with respect to any entity, the rating then assigned to such entity's unsecured, senior long-term debt obligations (not supported by third party credit enhancements) or if such entity does not have a rating for its senior unsecured long-term debt, then the rating then assigned to such entity as an issuer rating by S&P, Moody's or Fitch.

"Current PLC Per Tranche" means, on any given Business Day, for each Transaction, the product of: (i) the aggregate PLC for an entire Service Type; and (ii) the quotient of (x) the Specified Percentage and (y) the number of Tranches.

"Declaration of Authority" shall have the meaning ascribed to it in Section 4.8 (Declaration of Authority).

"Default Damages" means, for the period of time specified in Section 12.2(b)(ii) (Remedies) any direct damages and Costs, calculated in a commercially reasonable manner, that the Non-Defaulting Party incurs with respect to the Specified Percentage as a result of an Event of Default. Direct damages may include, but are not limited to: (i) the positive difference (if any) between the price of Full Requirements Service hereunder and the price at which the Buyer or Seller is able to purchase or sell (as applicable) Full Requirements Service (or any components of Full Requirements Service it is able to purchase or sell) from or to third parties, including PJM; (ii) Emergency Energy charges; and (iii) additional transmission or congestion costs incurred to purchase or sell Full Requirements Service.

"Delivery Period" means the period of delivery for a Transaction as specified in a Transaction Confirmation.

"Delivery Point" means the PPL Zone as defined within PJM.

"Eastern Prevailing Time" or "EPT" means Eastern Standard Time or Eastern Daylight Savings Time, whichever is in effect on any particular date.

"Emergency Energy" shall have the meaning ascribed to it in the PJM Agreements.

"Energy" means three-phase, 60-cycle alternating current electric energy, expressed in units of kilowatt-hours or megawatt-hours.

"Equitable Defenses" means any bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally, and with regard to equitable remedies, the discretion of the court before which proceedings to obtain same may be pending.

"FERC " means the Federal Energy Regulatory Commission or its successor. "Fitch" means Fitch Investor Service, Inc. or its successor.

"Force Majeure" "Force Majeure" means an event or circumstance which prevents one party from performing its obligations under one or more transactions, such riot or revolutions, demands or embargoes of the United States Government, fire, flood, drought, insurrection, acts of God which are not within the reasonable control of, or the result of the negligence of the affected party and which, by the exercise of due diligence, the Party is unable to mitigate or avoid or cause to be avoided. Notwithstanding the foregoing, under no circumstance shall an event of Force Majeure be based on: (i) the loss or failure of Seller's supply; (ii) Seller's ability to sell the Full Requirements Service at a price greater than that received under any Transaction; (iii) curtailment by a Transmitting Utility; (iv) Buyer's ability to purchase the Full Requirements Service at a price lower than paid under any Transaction; or (v) Labor stoppage or lockout.

"Full Requirements Service" means all necessary Energy, Capacity, Transmission other than Network Integration Transmission Service, Ancillary Services, Pennsylvania Alternative Energy Portfolio Standard (AEPS) requirement, transmission and distribution losses, congestion management costs, and such other services or products that are required to supply the Specified Percentage except for Network Integration Transmission Service and distribution service.

"Gains" means, with respect to any Party, an amount equal to the present value of the economic benefit to it, if any (exclusive of Costs), resulting from a Terminated Transaction, determined in a commercially reasonable manner.

"Generator Attribute Tracking System" or "GATS" means the system owned and operated by PJM Environmental Services, Inc. to provide environmental and emissions attributes reporting and tracking services to its subscribers in support of Pennsylvania Alternative Energy Portfolio Standard (AEPS) Act.

"Governmental Authority" means any federal, state, local, municipal or other governmental entity, authority or agency, department, board, court, tribunal, regulatory commission, or other body, whether legislative, judicial or executive, together or individually, exercising or entitled to exercise any administrative, executive, judicial, legislative, policy, regulatory or taxing authority or power over a Party or this Agreement.

"Guarantor" means any party, who agrees to guaranty Seller's financial obligations under this Agreement pursuant to the guaranty agreement, attached hereto as Exhibit F, recognizing that such a party will be obligated to meet or exceed Buyer's credit requirements for Seller and that the acceptability of such guaranty will be determined at Buyer's sole discretion.

"Interest Rate" means, for any date, the lesser of: (i) the per annum rate of interest equal to the prime lending rate as may from time to time be published in The Wall Street Journal under "Money Rates" on such day (or if not published on such day on the most recent preceding day on which published), plus two percent (2%); and (ii) the maximum rate permitted by applicable law.

"kWh" means one kilowatt of electric power over a period of one hour.

"Letter(s) of Credit" means one or more irrevocable, transferable standby letters of credit issued by a U.S. commercial bank or a foreign bank with a U.S. branch, with such bank having a credit rating of at least A- from S&P or A3 from Moody's and a minimum of $10 billion in assets, in a form acceptable to the Party in whose favor the letter of credit is issued (for clarification, the form of Letter of Credit attached as Exhibit C hereto shall be considered an acceptable form). Costs of a Letter of Credit shall be borne by the applicant for such Letter of Credit. The Party to whom the Letter of Credit is in favor reserves the right to monitor the financial position of the issuing bank and, if the issuing bank's Credit Rating is downgraded by any increment; or if the issuing bank's Current, Quick, Return on Assets, or Price/Earnings ratios diminish (reflecting the financial stability of the bank); or if the Party determines, for any reason, at its sole discretion that the issuing bank's position has deteriorated, then the Party has the right to demand and receive, from the applicant for the Letter of Credit, that the Letter of Credit be reissued from a bank that meets or exceeds the credit ratings and asset valuation listed above.

"Load Percentage" means the percentage of the Monthly Settlement Load that the Monthly Settlement Price is applicable to, as set forth in Section 6.2 (Load Percentages).

"Load Serving Entity" or "LSE" shall have the meaning ascribed to it in the PJM Agreements.

"Losses" means, with respect to any Party, an amount equal to the present value of the economic loss to it, if any (exclusive of Costs), resulting from the termination of a Terminated Transaction, determined in a commercially reasonable manner.

"Mark to Market Exposure" or "MtM Exposure" means, with respect to each month remaining in each Transaction Delivery Period, the sum of: (i) the relevant month On-Peak Forward Price minus the relevant month On-Peak Initial Mark Price, multiplied by the relevant month On-Peak Estimated Energy Quantity; (ii) the relevant month Off-Peak Forward Price minus the relevant month Off-Peak Initial Mark Price, multiplied by the relevant month Off-Peak Estimated Energy Quantity; and (iii) the relevant month Capacity Forward Price minus the relevant month Capacity Initial Mark Price, multiplied by the remaining Capacity Obligation.

The methodology for calculating the MtM Exposure and an example are included in Exhibit E.

"Monthly Settlement Amount" means with respect to any calendar month during the Delivery Period, the sum of: (i) the product of the applicable Monthly Settlement Price and Monthly Settlement Load; and (ii) any other adjustments as set forth in this Agreement.

"Monthly Settlement Price" means the price for Monthly Settlement Load for the applicable month of the Delivery Period as set forth in a Transaction Confirmation.

"Monthly Settlement Date" means, with respect to any calendar month of a Delivery Period, the date(s) determined to be the PJM Settlement Date(s) pursuant to the PJM Agreements.

"Monthly Settlement Load" means, with respect to any calendar month during an applicable Delivery Period, the product of Specified Percentage and POLR Load.

"Moody's" means Moody's Investor Services, Inc. or its successor.

"MWD" means one megawatts of electric power available over a period of one day which shall be rounded in a manner consistent with the standards in the PJM Agreements.

"MWh" means one megawatt of electric power used over a period of one hour which shall be rounded in a manner consistent with standards in the PJM Agreements. The current rounding standards are to the nearest one-thousandth of a megawatt hour.

"MW-Measure" means the estimated megawatt measure of PLC corresponding to a single Tranche.

"NERC" means the North American Electric Reliability Council or any successor organization thereto.

"Network Integration Transmission Service" shall have the meaning ascribed to it in the PJM Agreements.

"Non-Defaulting Party" means the Party not responsible for an Event of Default, as set forth in Article 12.

"Off-Peak Estimated Energy Quantity" means, for each month in each Transaction, the product of: (i) the relevant month Off-Peak Estimated Energy Quantity per MW-Measure; (ii) the quotient of the Current PLC Per Tranche divided by the MW-Measure; (iii) the number of Tranches awarded to the Seller per the Transaction Confirmation; and (iv) the percentage of Off-Peak Hours remaining (excluding current day) in each month.

"Off-Peak Estimated Energy Quantity Per MW-Measure" means the estimation of Energy, inclusive of electrical line losses, in the Off-Peak Hours for each of the twelve (12) calendar months, as set forth in the Transaction Confirmation.

"Off-Peak Forward Price" means the price, as provided by the Pricing Agent, for Off-Peak Hours, stated in terms of $/MWh, associated with each month remaining in a Transaction Delivery Period, and based on the most recent publicly available information and/or quotes from Reference Market-Makers on forward Energy transactions occurring at the PJM Western HUB (as discussed in Exhibit E). If the publicly available information is not available from the Reference Market-Makers then the price shall equal the product of: (i) the relevant month Off-Peak Forward Price; and (ii) the relevant month Off-Peak Price Ratio.

"Off-Peak Hours" means those hours which are not On-Peak Hours.

"Off-Peak Initial Mark Price" means the Off-Peak Forward Price as of the Transaction Date.

"Off-Peak Price Ratio" means the ratio of the relevant month's average off-peak price to the annual average off-peak price calculated using PJM's reported day-ahead hourly prices as set forth by Buyer each month based on the previous 36-month rolling period.
The historical off-peak prices used to calculate the ratio will be the PJM Western Hub day-ahead hourly prices for the Off-Peak Hours. The relevant month's average off-peak price will be calculated as the sum of all the off-peak hourly prices in all such months divided by the total amount of off-peak hours in all such months (e.g., for the month of January, there would be three such months). The annual average off-peak price will be calculated as the sum of all the off-peak hourly prices in the 36-month rolling period divided by the total amount of off-peak hours in the 36-month rolling period.

"On-Peak Estimated Energy Quantity" means, for each month in each Transaction, the product of: (i) the relevant month On-Peak Estimated Energy Quantity per MW-Measure; (ii) the quotient of the Current PLC Per Tranche divided by the MW-Measure; (iii) the number of Tranches awarded to the Seller per the Transaction Confirmation; and (iv) the percentage of On-Peak Hours remaining (excluding current day) in each month.

"On-Peak Estimated Energy Quantity Per MW-Measure" means the estimation of Energy, inclusive of electrical line losses, in the On-Peak Hours for each of the twelve (12) calendar months, as set forth in the Transaction Confirmation.

"On-Peak Forward Price" means the price, as provided by the Pricing Agent, for On-Peak Hours, stated in terms of $/MWh, associated with each month remaining in a Transaction Delivery Period, and based on the most recent publicly available information and/or quotes from Reference Market-Makers on forward Energy transactions occurring at the PJM Western HUB (as discussed in Exhibit E). If the publicly available information is not available from the Reference Market-Makers then the price shall equal the product of: (i) the relevant month On-Peak Forward Price; and (ii) the relevant month On Peak Price Ratio.

"On-Peak Hours" means Hour Ending ("HE") 0800 through HE 2300 EPT, Monday through Friday, excluding Saturday, Sunday and PJM holidays.

"On-Peak Initial Mark Price" means the On-Peak Forward Price as of the Transaction Date.

"On-Peak Price Ratio" means the ratio of the relevant month's average on-peak price to the annual average on-peak price calculated using PJM's reported day-ahead hourly prices as set forth by Buyer each month based on the previous 36-month rolling period.
The historical on-peak prices used to calculate the ratio will be the PJM Western Hub day-ahead hourly prices for the On-Peak Hours. The relevant month's average on-peak price will be calculated as the sum of all the on-peak hourly prices in all such months divided by the total amount of on-peak hours in all such months (e.g., for the month of January, there would be three such months). The annual average on-peak price will be calculated as the sum of all the on-peak hourly prices in in the 36-month rolling period divided by the total amount of on-peak hours in the 36-month rolling period.

"Peak Load Contribution" or "PLC" means the aggregation of retail customer peak load contributions, as determined by the Buyer in accordance with the PJM Agreements and reported by Buyer to PJM pursuant to Buyer's retail load settlement process, and used by PJM in determining the Seller's capacity obligation for each Transaction.

"Performance Assurance" means collateral in the form of cash, Letter(s) of Credit, or other security acceptable to the Requesting Party.

"Photo-voltaic ("PV")" means shall have the meaning ascribed in Tier 1 Alternative Energy Sources.

"PJM" means the PJM Interconnection, LLC or any successor organization thereto.

"PJM Active Load Management " shall have the meaning ascribed to it in the PJM Agreements.

"PJM Agreements" means the PJM OATT, PJM Operating Agreement, PJM RAA, PJM West RAA, and any other applicable PJM manuals or documents, or any successor, superceding or amended versions that may take effect from time to time.

"PJM Control Area" shall have the meaning ascribed to it in the PJM Agreements.

"PJM OATT" or "PJM Tariff' means the Open Access Transmission Tariff of PJM or the successor, superceding or amended versions of the Open Access Transmission Tariff that may take effect from time to time.

"PJM Planning Period" shall have the meaning ascribed to it in the PJM Agreements. Currently, the PJM Planning Period is the twelve (12) months beginning June 1 and extending through May 31 of the following year.

"PJM RAA" means the PJM Reliability Assurance Agreement or any successor, superceding or amended versions of the PJM Reliability Assurance Agreement that may take effect from time to time.

"PJM Settlement Date" means the date on which payments are due to PJM for services provided by PJM in accordance with the PJM Agreements. Such date currently occurs on the first Business Day after the nineteenth (19th) calendar day of the month following service.

"PJM Western Hub" means the aggregated Locational Marginal Price ("LMP") nodes defined by PJM.

"PJM West RAA" means the PJM West Reliability Assurance Agreement or the successor, superceding or amended versions of the PJM West Reliability Assurance Agreement that may take effect from time to time.

"POLR Service" shall have the meaning ascribed to it in the Electricity Generation Customer Choice and Competition Act and PUC Orders enacted thereunder.

"Pricing Agent" shall be the person or entity described in Article 14.6, Exhibit B, and Exhibit E.

"Provider of Last Resort Service Load" or "POLR Load" means the total sales at the retail meter, plus any losses and Unaccounted For Energy, expressed in MWh or MW, as appropriate, for a particular class(es) of retail customers being served by Buyer pursuant to the PUC Orders and Settlements, as such sales vary from hour to hour, in Buyer's Pennsylvania franchise service territory, as such territory exists on the Effective Date or may increase or decrease due to de minimis geographic border changes to the service territory that exists on the Effective Date. For purposes of clarification, POLR Load shall not include sales resulting from changes in the Buyer's Pennsylvania service territory which occur as a result of a merger, consolidation, or acquisition of another entity which has a franchised service territory in Pennsylvania or a result of a significant franchise territory swap with another entity which has a franchised service territory in Pennsylvania.

"PUC" means the Pennsylvania Public Utility Commission and any successor thereto.

"PUC Orders" means the orders issued by the PUC pursuant to the Electricity Generation customer Choice and Competition Act, 66 Pa. C. S. Sections 2801-2812, including the Order authorizing the parties to enter into this Agreement.

"Rate Classes" means the existing, and modified or successor, customer rate schedule designations in PPL Electric Utilities Corporation's General Tariff.

"Reference Market-Maker" means any broker in energy products.

"Request for Proposal" or "RFP" means the request for proposals issued from time to time by Buyer pursuant to the PUC Orders and Settlements.

"S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc. and any successor thereto.

"Service Type" means the customer class, partial customer class and/or group of customer classes, as set forth in a Transaction Confirmation.

"Settlement Amount" means, with respect to a Transaction and the Non-Defaulting Party, the Losses or Gains, and Costs, expressed in U.S. Dollars, which such Party incurs as a result of the liquidation of a Terminated Transaction pursuant to Article 12 (Events of Default – Remedies). The calculation of a Settlement Amount for a Terminated Transaction shall exclude any Default Damages calculated pursuant to Section 12.2(b)(ii) for the same Terminated Transaction. For the purposes of calculating the Termination Payment, the Settlement Amount shall be considered an amount due to the Non-Defaulting Party under this Agreement if total of the Losses and Costs exceeds the Gains and shall be considered an amount due to the Defaulting Party under this Agreement if the Gains exceed the total of the Losses and Costs.

"Specified Percentage" means the percentage of POLR Load as set forth in a Transaction Confirmation.

"Tangible Net Worth" or "TNW" means an entity's total assets (exclusive of intangible assets), minus that entity's total liabilities, each as would be reflected on a balance sheet prepared in accordance with generally accepted accounting principles, and as of the relevant date of determination most recently filed with the United States Securities and Exchange Commission.

"TNW Amount" shall equal the product of the applicable TNW Percentage and an entity's Tangible Net Worth.

"TNW Percentage" means the percentage determined pursuant to Section 14.3 (Unsecured Credit) that is multiplied by an entity's Tangible Net Worth to determine that entity's TNW Amount.

"Tier 1 Alternative Energy Sources" shall have the meaning ascribed to it in the Pennsylvania Alternative Energy Portfolio Standards Act, 73 P.S. §§ 1648.1-1648.8.

"Tier 2 Alternative Energy Sources" shall have the meaning ascribed to it in the Pennsylvania Alternative Energy Portfolio Standards Act, 73 P.S. §§ 1648.1-1648.8.

"Tranche" means a fixed percentage share of load for a Service Type that is awarded to Seller in accordance with Buyer's RFP as set forth in a Transaction Confirmation. The fixed percentage defines the Tranche size for each of the Company's Service Types.

"Transaction" means a particular agreement by which Buyer purchases and Seller sells Full Requirements Service pursuant to this Agreement, the details of which are more fully set forth in a Transaction Confirmation.

"Transaction Confirmation" shall have the meaning ascribed to it in Section 2.8 (Transaction Confirmation).

"Transaction Date" means the date that a Transaction is executed as set forth in the Transaction Confirmation.

"Transmitting Utility" means the utility or utilities and their respective control area operators and their successors, transmitting Full Requirements Service.

"Unaccounted For Energy" means an energy accounting adjustment assessed by PJM for settlement purposes among retail energy suppliers in the PPL zone. It is the difference on an hourly basis (as either a credit or a charge), between, the PPL zonal load as measured and billed by PJM and adjusted for losses, and, the sum of the individually metered customer hourly loads served within the zone as billed and adjusted for losses. Unaccounted for Energy also includes energy related adjustments for PJM billing charges that are normally billed to PPL Electric and not necessarily billed to LSEs serving retail load in the zone. Load profiles adjusted for losses are used to determine individual hourly customer usage when actual hourly loads are not available. Unaccounted for Energy is distributed by PJM among all retail energy suppliers in the PPL zone on an hourly basis.

"Unsecured Credit" means an amount that is the lower of: (i) the relevant Unsecured Credit Limit as determined pursuant to Section 14.3 (Unsecured Credit); (ii) the relevant TNW Amount, as determined pursuant to Section 14.3 (Unsecured Credit); or (iii) the Guaranty Amount from Seller's Guarantor as set forth in the Guaranty Agreement.

"Unsecured Credit Limit" shall have the meaning ascribed to it in Section 14.3 (Unsecured Credit).

ARTICLE 2
TERMS AND CONDITIONS OF FULL REQUIREMENTS SERVICE

2.1
Seller's Obligation To Provide Service. With respect to a Transaction, Seller shall provide Full Requirements Service on a firm and continuous basis such that the Specified Percentage is supplied during the Delivery Period.

2.2
Buyer's Obligation to Take Service. With respect to a Transaction, Buyer shall accept Full Requirements Service as provided by Seller pursuant to Section 2.1 (Seller's Obligation to Provide Service), and shall pay Seller the Monthly Settlement Amounts for such Full Requirements Service on the applicable Monthly Settlement Date in accordance with Section 7.3 (Payments of the Invoice).

2.3
Network Integration Transmission Service and Distribution Service. With respect to a Transaction, Buyer shall be responsible, at its sole cost and expense, for the provision of Network Integration Transmission Service for PPL Electric customers and distribution service necessary to serve the Specified Percentage. Buyer is responsible, at its sole cost and expense for future PJM charges assessed to network transmission customers for PJM-required transmission system enhancements pursuant to the PJM Regional Transmission Expansion Plan and for future PJM charges assessed to network transmission customers for transition costs related to the elimination of through-and-out transmission rates.

2.4
Other Changes in PJM Charges. Except as provided in Section 2.3 (Network Integration Transmission Service and Distribution Service), Seller bears the risk of any other changes in PJM products and pricing during the term of this Agreement. However, if there are any other new FERC-approved PJM transmission charges other than those referred to in Section 2.3 or other new PJM charges and costs, charged to network transmission customers, that Seller believes the Buyer should recover through retail rates because they are directly related to the Buyer's obligations, then Buyer will file with the PUC, and provide notice to all intervening parties in PUC Docket No. P-00062227, a request for approval to recover such new costs. Seller is required to intervene in any such proceeding before the PUC. Such new costs can only be charged by Seller to Buyer to the extent that the PUC approves Buyer's recovery of those costs. Seller agrees to be bound by the decision of the PUC (subject to the normal rules for appeal of the decision of the PUC) and waives all claims concerning this issue before FERC. Notwithstanding the foregoing, nothing in the Agreement shall preclude Seller from taking any position before FERC regarding the creation and allocation of any such PJM charges.

2.5	Status of Seller. Seller, for purposes of this Agreement and any Transaction, is a Load Serving Entity.

2.6	Sales for Resale. All Full Requirements Service provided by Seller to Buyer shall be sales for resale, with Buyer reselling such Full Requirements Service to POLR Load customers.

2.7
Governing Terms. Each Transaction shall be governed by this Agreement. This Agreement, including all exhibits hereto, any designated collateral, credit support, margin agreement or similar arrangements and all Transaction Confirmations shall form a single integrated agreement between Buyer and Seller. Any inconsistency between terms in this Agreement and terms in a Transaction Confirmation shall be resolved in favor of the terms of this Agreement.

2.8
Transaction Confirmation. A Transaction shall be documented in a Transaction Confirmation in the form attached hereto as Exhibit A. On the Business Day on which Seller is selected and approved by the PUC as a provider of Full Requirements Service, Buyer will forward by facsimile or other immediate means acceptable to both Parties, to Seller a partially executed Transaction Confirmation(s) and shall send by overnight delivery three (3) originals. Except as otherwise provided in the RFP, by 2:00 p.m. EPT on the next Business Day following Seller's receipt of such facsimile of partially executed Transaction Confirmation(s), Seller shall return by facsimile, or other immediate means acceptable to both Parties, to Buyer a fully executed Transaction Confirmation(s), and shall send by overnight delivery two (2) originals. In addition, if such Transaction(s) is the initial Transaction(s) with the Seller under the current RFP solicitation, then Buyer will forward by facsimile or other immediate means acceptable to both Parties, to Seller a fully executed Agreement, and shall send by overnight delivery two (2) originals.

ARTICLE 3
SCHEDULING, FORECASTING, AND INFORMATION SHARING

3.1
Scheduling. Seller shall schedule Full Requirements Service pursuant to the PJM Agreements. Buyer will provide to Seller and PJM all information required by PJM, for the purpose of calculating Seller's Full Requirements Service obligations.

3.2	Load Forecasting. Buyer shall not be required to provide to the Seller any load forecasting services for any Transaction.

3.3
Information Sharing. On each Business Day, Buyer shall provide to the Seller on a reasonable efforts basis, Buyer's estimation of the PLC for the seventh (7th) following day, representing the Seller's Specified Percentage of each Service Type. Buyer does not warrant the accuracy of such information.

ARTICLE 4
SPECIAL TERMS AND CONDITIONS

4.1
Congestion and Congestion Management. Seller is responsible for any congestion costs incurred to supply the Specified Percentage. Because the PJM Planning Period does not correspond exactly with the supply term of this POLR SMA, Buyer, in its capacity as LSE for POLR Load during the Year 2009, will ensure that rights to CRRs for the period January 1, 2010, through May 31, 2010, obtained in conjunction with Buyer's designation as LSE for POLR Load will be provided to Seller as described herein. Buyer shall transfer or assign to Seller, Buyer's rights to CRRs for the period January 1, 2010 through May 31, 2010 to which Buyer is entitled as an LSE pursuant to the PJM Agreements, provided that such rights are related to the service being provided to the Specified Percentage. All rights and obligations associated with such CRRs will accrue to the Seller through the transfer or assignment from Buyer to Seller including the ability of Seller to request or nominate such CRRs when applicable. The Seller is responsible for nominating and obtaining CRRs for the period June 1, 2010, through December 31, 2010. Seller, as a LSE serving POLR Load, shall have the right to request and nominate CRRs provided all Transactions for the Seller's Specified Percentage of POLR Load have been executed and are in full force and effect. Effective January 1, 2011 all CRR rights will transfer back to the Buyer.

4.2
Load Response Programs. Buyer will manage its load response programs in accordance with the provisions of its applicable riders and retail electric service tariffs, as amended and approved by the PUC from time to time or distribution utility customer contracts, as amended by the distribution utility from time to time. Unless specifically prohibited by its retail electric service tariffs, POLR Service customers may, at their election, participate in demand response programs offered under the PJM OATT.

4.3
PJM E-Accounts. Buyer and Seller shall work with PJM to establish any PJM E-Accounts necessary for Seller to provide Full Requirements Service. In a timely manner, Buyer shall establish PJM E-Account contract(s) for the entire duration of the Transaction(s) and Seller shall confirm the PJM E-Account contract(s) for the entire duration of the Transaction(s).

4.4	Alternative Energy Portfolio Standards Obligation.

(a)
Seller shall enable the Buyer to comply with the Alternative Energy Portfolio Standards, including regulations adopted thereunder, (together the AEPS Obligation) and shall provide its proportional share of the Buyer's AEPS Obligation as set forth in the AEPS Act and PUC rules and Orders that may be promulgated to implement the AEPS Act.

(b)
Seller and Buyer shall work together to establish the proper accounts within the GATS. Seller shall be a subscriber to GATS and is responsible for paying its annual subscription fee. Seller shall transfer certificates into the Buyer's account(s) in the amount necessary to fulfill Seller's AEPS Obligation under this Agreement. Seller shall be responsible for paying the volumetric fees associated with LSE GATS fee requirements in proportion to Seller's Full Requirements Service.

(c)
Seller shall provide to the Buyer all information regarding its share of the AEPS Obligation that may be required by the PUC rules governing reporting and auditing of Buyer's compliance with the AEPS Obligation.

The Buyer will provide the Seller with a version of Exhibit B to this Agreement at the same time that it provides the Transaction Confirmation. Exhibit B at that time will incorporate the AEPS percentage obligations for 2010 in effect on the day the bid was submitted. Exhibit B as provided with the Transaction Confirmation will apply during the term of the Agreement and will be used to determine the Seller's AEPS Obligation.

4.5
Title Transfer. Seller shall cease to have title to, possession of, and risk of loss with respect to liability pursuant to Sections 9.1 (Seller's Indemnification for Third-Party Claims) and 9.2 (Buyer's Indemnification for Third-Party Claims) of Full Requirements Service scheduled and received or delivered hereunder at the Delivery Point(s). Seller warrants that it has good title to the Full Requirements Service sold and delivered hereunder and that it has the right to sell such Full Requirements Service. The word "loss" in this Section 4.5 (Title Transfer) does not encompass electrical transmission and distribution losses. As between Buyer and Seller only, Buyer shall take title to, possession of, and risk of loss with respect to liability pursuant to Sections 9.1 (Seller's Indemnification for Third-Party Claims) and 9.2 (Buyer's Indemnification for Third-Party Claims) of Full Requirements Service scheduled and received or delivered hereunder at the Delivery Point(s). Notwithstanding the foregoing, nothing contained in this Agreement is intended to create or increase liability of Buyer to any third party beyond such liability, if any, that would otherwise exist under the PJM Agreements or under applicable law if Buyer had not taken title.

4.6	Reliability Guidelines. Each Party agrees to adhere to the applicable operating policies, criteria and/or guidelines of the NERC, PJM, their successors, and any regional or sub regional requirements.

4.7
PJM Membership. For the period of time that this Agreement is in effect, Seller shall be:  a member in good standing of PJM; (ii) qualified as a PJM "Market Buyer" and "Market Seller" pursuant to the PJM Agreements; and (iii) qualified as a PJM "Load Serving Entity." For the period of time that this Agreement is in effect, Buyer shall be a member in good standing of PJM.

4.8	Declaration of Authority. For the period of time that this Agreement is in effect, both Buyer and Seller shall have executed the Declaration of Authority in the form attached hereto as Exhibit H.

4.9
FERC Authorization. For the period of time that this Agreement is in effect, Seller shall have FERC authorization to make sales of energy, capacity, and ancillary services at market based rates within PJM. (Appendix 5 in RFP Process and Rules Document)

4.10
Disclosure in the Event of Seller Default. If Seller defaults and this Agreement is terminated pursuant to Article 12 (Events of Default; Remedies), Buyer may disclose the terms of this Agreement and any Transaction Confirmation to all other non-defaulting wholesale suppliers providing service to Buyer pursuant to the PUC Orders and Settlements. Such disclosure by Buyer shall be made for the purpose of allowing each non-defaulting wholesale supplier to make its Step-Up elections described in Section 4.11 (Seller Step-Up Rights) below.

4.11
Seller Step-Up Rights. In the event of an early termination of a POLR SMA and associated transactions between Buyer and an entity other than Seller, Buyer shall send a written notification to Seller which: (i) describes the individual supply obligations associated with the terminated transaction(s) for the remaining term(s) of such transaction(s), including all available information regarding the associated CRRs; and (ii) requests Seller to agree to supply its full or partial pro-rata share of the supply obligation associated with each terminated transaction for the remaining term(s) of the terminated transaction(s), without change to the pricing, terms and conditions of the terminated full requirements service agreement and transaction(s). Such agreement to make additional supply available shall be termed a "Step-Up".

In the event that Seller wishes to exercise its option to Step-Up, Seller shall notify Buyer of such within five (5) Business Days from the date of Buyer's notification. In Seller's notification, Seller shall indicate: (i) the amount of the increased obligation that Seller wishes to take on in respect of certain specified transaction(s) (which need not be all); and (ii) that it is willing to meet any additional collateral requirements related to the Step-Up. If other sellers do not exercise their option to Step-Up, Buyer shall again notify Seller as to the amount available for Step-Up and Seller will again have an option to take a full or partial pro-rata share of the amount that such other sellers declined to take. Seller's notification shall take place no later than two (2) Business Days of its receipt of Buyer's notification. Seller's pro-rata share, as described in this paragraph, shall be the ratio of Seller's total load obligation across all service types and customer classes at the time the Step-Up option is offered, stated on a PLC basis, to the total load being supplied under this Agreement and other full requirements service agreements pursuant to the PUC Orders and Settlements on a PLC basis, excluding the terminated transactions(s) and, if applicable, excluding the full requirement service agreements under which other sellers declined to exercise their Step-Up option in part or full.

For the avoidance of doubt, in the event that Seller does not respond to Buyer's Step-Up request within the relevant timeframe, Seller shall be deemed to have rejected the Buyer's request in full.

ARTICLE 5
TERM AND SURVIVAL

5.1
Term. Unless otherwise agreed upon by Buyer and Seller, this Agreement shall continue in full force and effect from the Effective Date until the end of all Transaction(s) executed under this Agreement unless this Agreement is terminated prematurely pursuant to Article 12 of this Agreement.

5.2
Survival. All provisions of this Agreement which must, in order to give full force and effect to the rights and obligations of the Parties hereto, survive termination or expiration of this Agreement, shall so survive, including, without limitation, Articles 9, 10, 12, and 13.

ARTICLE 6
DETERMINATION OF DELIVERED QUANTITIES

6.1
Monthly Settlement Load. The amount of Monthly Settlement Load with respect to any calendar month during the Delivery Period shall be determined in terms of megawatt-hours ("MWh") of Energy. The MWh of Energy shall be equivalent to the amount of Energy reported as the Seller's Specified Percentage obligation by Buyer to PJM, and shall include seller's share of 500KV losses as determined by PJM. The MWh of Energy shall also be adjusted for any subsequent meter corrections reported to PJM, or as a result of any subsequent retail load settlement process. The MWh of Energy as reported includes any reduction in load as a result of the Buyer's and PJM's operation of its load response programs.

ARTICLE 7
BILLING AND SETTLEMENT

7.1
Billing. Unless otherwise agreed to by the Parties, on or before the sixth (6th) Business Day of each month, Buyer shall deliver to Seller, via electronic transmission or other means agreed to by the Parties, an invoice ("Invoice") that sets forth the total amount due for the previous calendar month for all Transactions. The Invoice shall detail for each Transaction the following:

(a)	Monthly Settlement Load
(b)	Monthly Settlement Price
(c)	Monthly Settlement Amount
(d)	PJM billing adjustments
(e)	Any other adjustments set forth in this Agreement

7.2	PJM Billing.

(a)
Buyer and Seller shall direct PJM to invoice Seller and Buyer for charges and credits relating to Seller's and Buyer's rights and obligations under this Agreement as set forth in Exhibit D attached hereto and made a part hereof. If PJM is unable to invoice charges or credits in accordance with Exhibit D, Buyer shall rectify such PJM invoice discrepancy in the Invoice sent pursuant to Section 7.1 (Billing).

(b)
The Parties agree that the PJM bill may change from time to time. Allocation of any charges that are reflected in a PJM bill that are not included on or are inconsistent with Exhibit D will be determined pursuant to Sections 2.3 (Network Integration Transmission Service and Distribution Service), 2.4 (Other Changes in PJM Charges), and 16.11 (PJM Agreement Modifications) of this Agreement.

7.3
Payments of the Invoice. On the Monthly Settlement Date, Buyer will pay to Seller, or Seller will pay to the Buyer, as the case may be, the total amount due in the applicable Invoice. All payments shall be made by "Electronic Funds Transfer" ("EFT") via "Automated Clearing House" ("ACH"), to a bank designated in writing by such Party, by 12:00 p.m. EPT on the Monthly Settlement Date. Payment of Invoices shall not relieve the paying Party from any other responsibilities or obligations it has under this Agreement (other than the obligation to make such payment), nor shall such payment constitute a waiver of any claims arising hereunder.

7.4            Billing Disputes and Adjustments of Invoices.

(a)
Within twelve (12) months of the date on which an Invoice is issued, Buyer may, in good faith, adjust the Invoice to correct any errors. The adjustment shall include interest calculated at the Interest Rate from the original due date to the date of payment. Buyer shall provide Seller a written explanation of the basis for the adjustment.

(b)
Within twelve (12) months of the date on which an Invoice is issued or an Invoice is adjusted pursuant to Section 7.4(a) (Billing Disputes and Adjustment of Invoices), Seller may, in good faith, dispute the correctness of such Invoice or adjustment, pursuant to the provisions of Article 13 (Dispute Resolution), and provided that Seller has paid by the Monthly Settlement Date any portion of an Invoice that is not disputed.

(c)
Within twelve (12) months of the date on which a PJM bill is issued, Buyer or Seller may, in good faith, dispute the correctness of any such PJM bill, pursuant to the provisions of Article 13 (Dispute Resolution), and provided that the disputing Party has paid by the Monthly Settlement Date any portion of an Invoice that is not disputed.

7.5
Interest on Unpaid Balances. Interest on delinquent amounts, other than amounts in dispute as described in Section 7.4 (Billing Disputes and Adjustment of Invoices), shall be calculated at the Interest Rate from the original due date to the date of payment.

7.6
Netting of Payments. Buyer and Seller shall discharge mutual debts and payment obligations due and owing to each other under this Agreement, as of the Monthly Settlement Date, such that all amounts owed by each Party to the other Party shall be reflected in a single amount due to be paid by the Party who owes it and received by the other Party, provided that the calculation of the net amount shall not include any disputed amounts being withheld pursuant to Section 7.4 (Billing Disputes and Adjustment of invoices).

ARTICLE 8
TAXES

8.1
Cooperation. Each Party shall use reasonable efforts to implement the provisions of and administer this Agreement in accordance with the intent of the Parties to minimize taxes, so long as neither Party is materially adversely affected by such efforts.

8.2	Taxes.

(a)
As between the Parties: (i) Seller is responsible for the payment of all taxes imposed by any Governmental Authority on the wholesale sales of Full Requirements Service under this Agreement; and (ii) Buyer is responsible for the payment of all taxes imposed by any Governmental Authority on retail sales of Full Requirements Service under this Agreement.

(b)
Any Party paying taxes that should have been paid by the other Party pursuant to Section 8.2(a) (Taxes), shall be reimbursed by such other Party in the next invoice issued pursuant to Section 7.1 (Billing).

8.3
Disclosure of Tax Treatment. Notwithstanding anything to the contrary in this Agreement or in the RFP and appendices thereto, Seller and Buyer agree that: (i) any obligation of confidentiality with respect to the Parties' Transactions hereunder does not apply, and has not applied from the commencement of discussions between the Parties, to the tax treatment and tax structure of the Agreement and all Transactions thereunder, and (ii) Seller and Buyer (and each of their respective employees, representatives, or agents) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Agreement and the Transactions thereunder, as well as any materials of any kind (including opinions or other tax analyses) that have been provided to the disclosing Party relating to such tax treatment and tax structure, all within the meaning of Treasury Regulations Section 1.6011-4; provided, however, that the foregoing is not intended to affect any privileges that each Party is entitled, at its sole discretion, to maintain, including with respect to any confidential communications with its attorney or any confidential communications with a federally authorized tax practitioner under Section 7525 of the Internal Revenue Code.

ARTICLE 9
INDEMNIFICATION

9.1
Seller's Indemnification for Third-Party Claims. Seller shall indemnify, hold harmless, and defend Buyer and its Affiliates, and their respective officers, directors, employees, agents, contractors, subcontractors, invitees, successors, representatives and permitted assigns (collectively, "Buyer's Indemnitees") from and against any and all claims, liabilities, costs, losses, damages, punitive damages and expenses including reasonable attorney and expert fees, disbursements actually incurred, and any penalties or fines imposed by Government Authorities in any action or proceeding between Buyer and a third party or Seller for damage to property of unaffiliated third parties, injury to or death of any person, including Buyer's employees or any third parties, to the extent directly caused by the negligence, gross negligence or willful misconduct of Seller and/or its officers, directors, employees, agents, contractors, subcontractors or invitees arising out of or connected with Seller's performance under this Agreement, Seller's exercise of rights under this Agreement, or Seller's breach of this Agreement. Buyer shall have the right to hire the attorney of its choice to defend it in any proceeding brought against it pursuant to this provision.

9.2
Buyer's Indemnification for Third-Party Claims. Buyer shall indemnify, hold harmless, and defend Seller and its Affiliates, and their respective officers, directors, employees, agents, contractors, subcontractors, invitees, successors, representatives and permitted assigns (collectively, "Seller's Indemnitees") from and against any and all claims, liabilities, costs, losses, damages, and expenses including reasonable attorney and expert fees, disbursements actually incurred, and any penalties or fines imposed by Government Authorities in any action or proceeding between Seller and a third party or Buyer for damage to property of unaffiliated third parties, injury to or death of any person, including Seller's employees or any third parties, to the extent directly caused by the gross negligence or willful misconduct of Buyer and/or its officers, directors, employees, agents, contractors, subcontractors or invitees arising out of or connected with Buyer's performance under this Agreement, Buyer's exercise of rights under this Agreement, or Buyer's breach of this Agreement. Seller shall have the right to hire the attorney of its choice to defend it in any proceeding brought against it pursuant to this provision.

9.3
Indemnification Procedures. If either Party intends to seek indemnification under Sections 9.1 (Seller's Indemnification for Third-Party Claims) or 9.2 (Buyers Indemnification for Third-Party Claims), as applicable, from the other Party, the Party seeking indemnification shall give the other Party notice of such claim within ninety (90) days of the later of the commencement of, or the Party's actual knowledge of, such claim or action. Such notice shall describe the claim in reasonable detail, and shall indicate the amount, estimated if necessary, of the claim that has been, or may be, sustained by said Party. To the extent that the other Party will have been actually and materially prejudiced as a result of the failure to provide such notice, such notice will be a condition precedent to any liability of the other Party under the provisions for indemnification contained in this Agreement. Neither Party may settle or compromise any claim without the prior consent of the other Party; provided, however, said consent shall not be unreasonably withheld or delayed.

ARTICLE10
LIMITATIONS ON LIABILITY

Limitation of Remedies, Liability and Damages. EXCEPT AS SET FORTH IN THIS AGREEMENT, THERE IS NO WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND ANY AND ALL IMPLIED WARRANTIES ARE DISCLAIMED. THE PARTIES CONFIRM THAT THE EXPRESS REMEDIES AND MEASURES OF DAMAGES PROVIDED IN THIS AGREEMENT SATISFY THE ESSENTIAL PURPOSES HEREOF. FOR BREACH OF ANY PROVISION FOR WHICH AN EXPRESS REMEDY OR MEASURE OF DAMAGES IS PROVIDED, SUCH EXPRESS REMEDY OR MEASURE OF DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY, THE OBLIGOR'S LIABILITY SHALL BE LIMITED AS SET FORTH IN SUCH PROVISION AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WAIVED. IF NO REMEDY OR MEASURE OF DAMAGES IS EXPRESSLY PROVIDED HEREIN, THE OBLIGOR'S LIABILITY SHALL BE LIMITED TO COSTS AND DEFAULT DAMAGES AS DEFINED IN THIS AGREEMENT, SUCH COSTS AND DEFAULT DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WAIVED. UNLESS EXPRESSLY HEREIN PROVIDED, NEITHER PARTY SHALL BE LIABLE FOR CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY OR INDIRECT DAMAGES, LOST PROFITS OR OTHER BUSINESS INTERRUPTION DAMAGES, BY STATUTE, IN TORT OR CONTRACT, UNDER ANY INDEMNITY PROVISION OR OTHERWISE. IT IS THE INTENT OF THE PARTIES THAT THE LIMITATIONS HEREIN IMPOSED ON REMEDIES AND THE MEASURE OF DAMAGES BE WITHOUT REGARD TO THE CAUSE OR CAUSES RELATED THERETO, INCLUDING THE NEGLIGENCE OF ANY PARTY, WHETHER SUCH NEGLIGENCE BE SOLE, JOINT OR CONCURRENT, OR ACTIVE OR PASSIVE, TO THE EXTENT ANY DAMAGES REQUIRED TO BE PAID HEREUNDER ARE LIQUATED, THE PARTIES ACKNOWLEDGE THAT THE DAMAGES ARE DIFFICULT OR IMPOSSIBLE TO DETERMINE, OR OTHERWISE OBATINING AN ADEQUATE REMEDY IS INCONVENIENT AND THE DAMAGES CALCULATED HEREUNDER CONSTITUTE A REASONABLE APPROXIMATION OF THE HARM OR LOSS.

ARTICLE 11
FORCE MAJEURE

11.1
Force Majeure means an event or circumstance as defined in Article 1. Notwithstanding anything in this Agreement to the contrary, the Parties shall be excused from performing their respective obligations under this Agreement (other than the obligation to make payments with respect to performance prior to the event of Force Majeure) and shall not be liable for damages or otherwise due to their failure to perform, during any period that one Party is unable to perform due to an event of Force Majeure, provided that the Party declaring an event of Force Majeure shall: (i) act expeditiously to resume performance; (ii) exercise all commercially reasonable efforts to mitigate or limit damages to the other Party; and (iii) fulfills the requirements set forth in Section 11.2 (Notification).

11.2
Notification. A Party unable to perform under this Agreement due to an event of Force Majeure shall: (i) provide prompt written notice of such event of Force Majeure to the other Party, which shall include an estimate of the expected duration of the Party's inability to perform due to the event of Force Majeure; and (ii) provide prompt notice to the other Party when performance resumes.

ARTICLE 12
EVENTS OF DEFAULT; REMEDIES

12.1	Events of Default. An "Event of Default" shall mean, with respect to a Party ("Defaulting Party"), the occurrence of any of the following:

(a)	the failure to make, when due, any payment required pursuant to this Agreement if such failure is not remedied within two (2) Business Days after written notice;

(b)
any representation or warranty made by such Party herein or in response to the RFP is intentionally or unintentionally false or misleading in any material respect when made or when deemed made or repeated;

(c)	the failure of a Party to comply with the requirements of Section 4.7 (PJM Membership) and 4.9 (FERC Authorization) if such failure is not remedied within three (3) Business Days after written notice;

(d)
PJM has declared a Party to be in default of any provision of any PJM Agreement, which default prevents a Party's performance hereunder if such failure is not remedied within three (3) Business Days after written notice;

(e)
the failure to perform any material covenant or obligation set forth in this Agreement (except to the extent constituting a separate Event of Default) if such failure is not remedied within three (3) Business Days after written notice;

(f)	such Party becomes Bankrupt;

(g)
such Party consolidates with, or merges with or into, or transfers all or substantially all of its assets to, another entity, or assigns the Agreement or any rights, interests, or obligations hereunder without the prior written consent of the other Party when such consent is required, and, at the time of such consolidation, merger, transfer or assign, the resulting, surviving, transferee, or assigned entity fails to assume all the obligations of such Party under this Agreement to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other Party;

(h)
the occurrence and continuation of: (i) a default, event of default or other similar condition or event in respect of such Party under one or more agreements or instruments, individually or collectively, relating to indebtedness for borrowed money in an aggregate amount of not less than five percent (5%) of such Party's TNW, which results in such indebtedness becoming immediately due and payable or; (ii) a default by such Party in making on the due date therefore one or more payments, individually or collectively, in an aggregate amount of not less than five percent (5%) of such Party's TNW.

(i)	the failure of a Party to comply with its obligations pursuant to Article 14 (Performance Assurance) if such failure is not remedied within three (3) Business Days after written notice.

(j)
with respect to Seller's Guarantor if any: (i) if any representation or warranty made by the Guarantor in connection with this Agreement is intentionally or unintentionally false or misleading in any material respect when made or when deemed made or repeated; (ii)the failure of the Guarantor to make any payment required or to perform any other material covenant or obligation in any guaranty made in connection with this Agreement and such failure shall not be remedied within three (3) Business Days after written notice; (iii) the failure of the Guarantor's guaranty to be in full force and effect for purposes of this Agreement (other than in accordance with its terms) prior to the satisfaction of all obligations of such Party under this Agreement without the written consent of the other Party; (iv) the Guarantor repudiates, disaffirms, disclaims, or rejects, in whole or in part, or challenges the validity of any guaranty; or (v) conditions described with respect to a Party in subparagraph (f) of this Section 12.1 (Events of Default) occurs with respect to its Guarantor.

12.2
Remedies. If an Event of Default with respect to a Defaulting Party shall have occurred and be continuing, the other Party (the "Non-Defaulting Party"), shall provide written notice to the Defaulting Party and shall have the right to temporarily suspend performance pursuant to Section 12.2(a) or implement all remedies pursuant to Section 12.2(b):

(a)
If an Event of Default has occurred and is continuing, the Non-Defaulting Party shall have the right to suspend performance, provided that such suspension shall not continue for longer than ten (10) Business Days. At any time during or subsequent to the temporary suspension of performance, the Non-Defaulting Party may proceed with the steps outlined in Section 12.2(b). If, by the end of the ten (10) Business Day period of suspension, the Non-Defaulting Party has not commenced the implementation of the remedies pursuant to Section 12.2(b), then the Non-Defaulting Party must resume performance of its obligations under this Agreement.

(b)
In addition to any other remedies available at law or in equity to the Non-Defaulting Party, if an Event of Default has occurred and is continuing, the Non-Defaulting Party shall have the right to implement all, but not less than all, the following remedies:

i.
designate a day, in such notice, no earlier than the day such notice is effective and no later than twenty (20) calendar days after such notice iseffective, as an early termination date ("Early Termination Date") for the purposes of determining the Settlement Amount;

ii.
calculate and receive from the Defaulting Party, payment for any Default Damages and costs, as defined this Agreement, the Non-Defaulting Party incurs as of the date of the event giving rise to the Event of Default, until the earlier of: (i) the Early Termination Date (if applicable); or (ii) the

Event of Default has been cured by the Defaulting Party; or (iii) the Non-Defaulting Party waives such Event of Default; (iv) withhold any payments due to the Defaulting Party under this Agreement as an offset to any Default Damages and costs, as defined this Agreement, or Termination Payment, as defined in Section 12.3 (Calculation and Net Out of Settlement Amounts); and (v) permanently suspend performance.

(c)	If an Event of Default has occurred and the Non-Defaulting Party is the Buyer, then:

i.
unless the Event of Default was a failure by Seller to meet any or all of its Full Requirements Service obligations, Buyer may offer to waive the default on such terms and conditions as Buyer, at its sole discretion, may deem appropriate to propose ("Special Remedy"); provided however that;

ii.	any such Special Remedy can only be offered to Seller if it first is specifically approved by the PUC in accordance with PUC Orders and Settlements.

12.3 Calculation and Net Out of Settlement Amounts.

(a)
The Non-Defaulting Party shall calculate, in a commercially reasonable manner, a Settlement Amount for each such Terminated Transaction as of the Early Termination Date or, to the extent that in the reasonable opinion of the Non-Defaulting Party certain of such Terminated Transactions are commercially impracticable to liquidate and terminate or may not be liquidated and terminated under applicable law on the Early Termination Date, as soon thereafter as is reasonably practicable. For purposes of calculating the Settlement Amount, the Non-Defaulting Party shall reflect the net impact of the exercise of the option on the part of other wholesale suppliers as described in Section 4.11 (Seller Step-Up Rights) of this Agreement. The Non-Defaulting Party shall aggregate all Settlement Amounts into a single liquidated amount (the "Termination Payment") by netting out: (i) all Settlement Amounts that are due to the Defaulting Party, plus, at the option of the Non-Defaulting Party, any cash or other form of security then available to the Non-Defaulting Party pursuant to Article 14 (Performance Assurance/Accelerated Payments), plus any or all other amounts due to the Defaulting Party under this Agreement; against (ii) all Settlement Amounts that are due to the Non-Defaulting Party plus any or all other amounts due to the Non-Defaulting Party, including but not limited to Default Damages and costs, under this Agreement. The Termination Payment shall be due to the Non-Defaulting Party. In no event will a termination payment result in payment from the Non-Defaulting Party with the exception for any amount due, after set off, for services provided by the Defaulting Party prior to the Early Termination Date.

(b)
In order to avoid doubt regarding a commercially reasonable calculation for thepurposes of calculating the Settlement Amount by the Non-Defaulting Party, the quantity of amounts of Energy, Capacity and other services to have been provided under the POLR SMA for the period following the Early Termination Date (the "Termination Quantity") shall be deemed those quantity amounts that would have been delivered on an hourly basis had the POLR SMA been in effect during the previous calendar year, adjusted for such POLR load changes as have occurred since the previous calendar year. Nothing in this section shall limit the right of the Buyer when Seller is the Defaulting Party to replace Seller's full requirements obligation and the result of any Commission-approved procedure will be deemed to be commercially reasonable for purposes of calculating the Settlement Amount and will be deemed to have been determined by reference to the Termination Quantity.

12.4
Notice of Termination Payment. As soon as practicable after an Early Termination Date is declared, the Non-Defaulting Party shall provide written notice to the Defaulting Party of the amount of the Termination Payment. The notice shall include a written statement explaining in reasonable detail the calculation of such amount. The Defaulting Party shall make the Termination Payment within five (5) Business Days after such notice is effective.

12.5
Disputes With Respect to Termination Payment. If the Defaulting Party disputes the Non-Defaulting Party's calculation of the Termination Payment, in whole or in part, the Defaulting Party shall, within five (5) Business Days of receipt of Non-Defaulting Party's calculation of the Termination Payment, provide to the Non-Defaulting Party a notice that it intends to dispute the calculation of the Termination Payment ("Termination Payment Dispute Notice"), pursuant to the provisions of Article 13 (Dispute Resolution), and provided, the Defaulting Party shall first transfer collateral to the Non-Defaulting Party in an amount equal to the Termination Payment, such collateral to be in a form acceptable to the Non-Defaulting Party by the Termination Payment Date.

12.6
Duty to Mitigate. Each Party agrees that it has a duty to mitigate damages and covenants that it will use commercially reasonable efforts to minimize any damages it may incur as a result of the other Party's failure to perform pursuant to this Agreement.

ARTICLE 13
DISPUTE RESOLUTION

13.1
Informal Dispute Resolution. Before pursuing resolution of any dispute arising out of this Agreement, the disputing Party shall provide written notice to the other Party setting forth the nature of the dispute, the amount involved, if any, and the remedies sought. The Parties shall use good faith and reasonable commercial efforts to informally resolve such dispute. Such efforts shall last for a period of at least thirty (30) calendar days from the date that the notice of the dispute is first delivered from one Party to the other Party. Any amounts that are owed by one Party to the other Party as a result of resolution of a dispute pursuant to this Section 13.1 (Informal Dispute Resolution), shall be paid within two (2) Business Days of such resolution and the payment shall include interest calculated at the Interest Rate from the original due date through the date of payment.

13.2
Formal Dispute Resolution. After the requirements of Section 13.1 (Informal Dispute Resolution) have been satisfied, all disputes, except as noted below, between the Parties shall be submitted to the appropriate authority.

ARTICLE 14
PERFORMANCE ASSURANCE

14.1
Requirement for Performance Assurance. With respect to Aggregate Transactions, if at any time and from time to time during the term of this Agreement, Aggregate Buyer's Exposure exceeds the Unsecured Credit on any Business Day, then Buyer shall request that Seller post Performance Assurance in an amount equal to the amount by which Aggregate Buyer's Exposure exceeds the Unsecured Credit (rounding upwards to the nearest $100,000), less any Performance Assurance already posted with Buyer. Notwithstanding the above, Seller shall only be required to post the required Performance Assurance to the extent the amount of required Performance Assurance is equal to or greater than $500,000. Subsequent and incremental requests for Performance Assurance shall be in $100,000 increments. Buyer's request for Performance Assurance shall not be disputed by Seller.

14.2
Performance Assurance Transfers/Returns. If the request for Performance Assurance is made by Buyer before 1:00 p.m. EPT on a Business Day, then if Seller is posting cash as the form of Performance Assurance collateral, Seller shall be required to deliver the Performance Assurance cash to Buyer on the Business Day following the date of such request; and if Seller is posting a Letter of Credit or other security as acceptable to Buyer as the form of Performance Assurance collateral, Seller shall be required to deliver the Performance Assurance Letter of Credit or other security on the second Business Day following the date of such request. If a request for Performance Assurance is made by Buyer at or after 1:00 p.m. EPT, then if Seller is posting cash as the form of Performance Assurance collateral, Seller shall be required to deliver the Performance Assurance cash to Buyer on the second Business Day following the date of such request; and if Seller is posting a Letter of Credit or other security as acceptable to Buyer as the form of Performance Assurance collateral, Seller shall be required to deliver the Performance Assurance Letter of Credit or other security on the third Business Day following the date of such request. Telephone, facsimile, or other communication means mutually acceptable by the Parties, are suitable means for the Buyer to make requests for Performance Assurance. If Seller provides its Performance Assurance collateral in cash, in whole or in part, Seller will also simultaneously grant Buyer a first-priority security interest in that cash, in a form mutually acceptable to Buyer and Seller. Buyer shall not be entitled to hold Performance Assurance in the form of cash; rather, Performance Assurance in the form of cash shall be held in any major U.S. commercial bank, or a foreign bank with a U. S. branch office, (which is not the Buyer or an affiliate of the Buyer), and has assets of at least $10 billion and a credit rating of at least "A" by Standard and Poor's, or "A2" by Moody's Investor Services ("Qualified Institution"). The Buyer will pay to Seller on the first Business Day of each calendar quarter the amount of interest it receives based upon the applicable overnight repurchase interest rate from the Qualified Institution on any Performance Assurance in the form of cash posted by Seller. The interest amount or portion thereof not returned to Seller pursuant to this Section 14.2 will constitute Performance Assurance and will be subject to the provisions of Article 14 of this Agreement.

On any Business Day (but no more frequently than weekly with respect to Letters of Credit or other security acceptable to Buyer, and daily with respect to cash), Seller, at its sole cost, may request that the Performance Assurance be reduced correspondingly to reflect the decrease in Buyer Exposure or an increase in Seller's Unsecured Credit, if any (rounding upwards for any fractional amount to the nearest $100,000). Buyer shall be required to return the amount of Performance Assurance due in accordance with the timeframes set forth in the preceding paragraph. A written means is suitable for the Seller to make requests for return of Performance Assurance.

In the event that Seller fails to provide Performance Assurance or Buyer fails to return Performance Assurance pursuant to the terms of this Article 14 (Performance Assurance) within the applicable timeframes, then an Event of Default pursuant to Section 12.1(i) shall be deemed to have occurred with respect to the non-performing Party and the other Party will be entitled to the remedies set forth therein.

In instances caused by the timing of the requests for both the return of Performance Assurance and placement of Performance Assurance, a situation may arise where the Parties are both sending and receiving transactions on the same day. In these instances, the Parties may net the requested amounts and proceed with only one transaction. Netting is only permitted for Performance Assurance purposes if it is mutually agreed to by both Parties in advance and confirmed in advance.

14.3
Unsecured Credit. During the term of this Agreement, Buyer shall extend, solely with respect to the Performance Assurance set forth in Section 14.1 (Requirement for Performance Assurance), Unsecured Credit, as defined in Article 1 of this Agreement, to Seller in an amount initially determined on the Effective Date and redetermined each Business Day thereafter pursuant to this Section 14.3.

For purposes of determining Unsecured Credit, the relevant Unsecured Credit Limit shall be the Unsecured Credit Limit listed in the following table that corresponds to Seller's (or Seller's Guarantor's) lowest Credit Rating most recently published by S&P, Fitch and/or Moody's. The relevant TNW Amount shall be calculated using the TNW Percentage listed in the following table that corresponds to Seller's (or Seller's Guarantor's) lowest Credit Rating most recently published by S&P, Fitch and/or Moody's.

CREDIT RATING
S&P	Fitch	Moody's	TNW Percentage	Unsecured Credit Limit
A- or above	A- or above	A3 or above	5%	$75,000,000
BBB+	BBB+	Baal	5%	$50,000,000
BBB	BBB	Baa2	5%	$35,000,000
BBB-	BBB-	Baa3	5%	$20,000,000
Below BBB-	Below BBB-	Below Baa3	5%	$0

Pursuant to this Article 14 and Article 1, the analysis of Unsecured Credit will also include consideration of the Guaranty Agreement, if any, submitted by Seller in connection with this contract.

14.4
Credit Rating. If during the term of the Agreement, Seller's or Seller's Guarantor's, if applicable, Credit Rating changes, by either being upgraded or downgraded by any of the rating agencies referenced in Section 14.3 (Unsecured Credit) of the Agreement, the Seller shall be required to provide written notice to Buyer of such Credit Rating change no later than two (2) Business Days after the date of such change. However, if Seller's, or Seller's Guarantor's, if applicable, equity is publicly traded on the New York Stock Exchange, NASDAQ National Market, or American Stock Exchange, the Buyer will waive the requirement to provide written notice.

14.5
Tangible Net Worth. During the term of the Agreement, Seller, or Seller's Guarantor, if applicable, shall be required to provide Buyer written financial information to determine the Seller's, or Seller's Guarantor's Tangible Net Worth. Financial information shall include an audited Annual Report, containing, but not limited to, a balance sheet prepared in accordance with generally accepted accounting principles, a schedule of long term debt including maturity dates, and all notes to the financial statement that apply to long term debt, short term borrowing, and liquidity and capital resources. The Seller, or Seller's Guarantor, shall also provide the Buyer written financial information on a quarterly basis containing a balance sheet prepared in accordance with generally accepted accounting principles. However, if Seller's, or Seller's Guarantor's, if applicable, equity is publicly traded on the New York Stock Exchange, NASDAQ National Market, or American Stock Exchange, the Buyer will waive the requirement to provide written financial information.

14.6
Aggregate to Buyer's Exposure. In order to determine the amount of Performance Assurance during the term of this Agreement, Buyer shall calculate the Aggregate Buyer's Exposure under Aggregate Transactions once per Business Day, pursuant to the process and methodology described in Exhibit E. On a Transaction Date, the Buyer's Exposure for that Transaction shall be deemed equal to zero.

To the extent that the calculations of the Aggregate Buyer's Exposure for a given date results in a negative number, the Aggregate Buyer's Exposure for such date shall be deemed equal to zero.

(a)
Pricing Agent. Buyer shall contract with and pay for the services of a single independent consultant to provide pricing services with respect to the Transactions under this Agreement ("Pricing Agreement"). The Pricing Agent shall provide to the Buyer the On-Peak Initial Mark Price and the Off-Peak Initial Mark Price. In addition, on each Business Day, the Pricing Agent shall provide to the Buyer the On-Peak Forward Price and the Off-Peak Forward Price. To the extent that information and/or quotes are not available to determine an On-Peak Forward Price or Off-Peak Forward Price for a given month the Pricing Agent shall be permitted to use information and/or quotes relevant to such month for which information/and quotes are available in order to provide the Buyer the required On-Peak Forward Price and Off-Peak Forward Price for such month. Exhibit E presents in more detail the methodology to be used by the Pricing Agent in determining the Off-Peak Initial Mark Price, On-Peak Initial Mark Price, Capacity Forward Price, Capacity Initial Mark Price, the On-Peak Forward Price, and the Off-Peak Forward Price.

(b)	Buyer shall use reasonable efforts to provide Seller with Aggregate Buyer's Exposure on each Business Day subject to the Confidentiality provisions of this Agreement.

(c)
Pursuant to Section 14.1 above, Seller shall not dispute any request by Buyer for Performance Assurance. Notwithstanding such provision, Seller may dispute the Pricing Agent's determinations of the On-Peak Initial Mark Price, Off-Peak Initial Mark Price, Capacity Forward Price, Capacity Initial Mark Price, On-Peak Forward Price, and Off-Peak Forward Price if Seller can demonstrate that the Pricing Agent has been grossly negligent or has exhibited willful misconduct in such determinations, or that the Pricing Agent is making such determinations in a manner that is arbitrary, capricious or erroneous on its face. Such dispute of the Pricing Agent's determinations by the Seller shall not be cause for any delay by the Seller in posting any Performance Assurance requested by the Buyer.

14.7	Accelerated Payments: If at any time and from time to time during the term of this Agreement, a Buyer Downgrade Event occurs, notwithstanding the provisions of Article 7 (Billing and Settlement), Seller shall have the right to require Buyer to divide the Monthly Settlement Amount into weekly amounts and pay such amounts on a weekly basis for so long as the Buyer Downgrade Event continues. A "weekly basis" as referred to in the preceding sentence means that for a given Monday through Sunday period in a Delivery Period. Seller shall notify Buyer who shall be required to make payment for such period no later than the first Wednesday following such period (or if such day is not a Business Day, on the next Business Day). Buyer's failure to make such accelerated payments shall be deemed an Event of Default under Section 12.1 (Events of Default) of the Agreement.

ARTICLE 15
REPRESENTATIONS AND WARRANTIES

15.1	Representations and Warranties. On the Effective Date and throughout the term of this Agreement, each Party represents and warrants to the other Party that:

(a)	it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation;

(b)	it has all regulatory authorizations necessary for it to legally perform its obligations under this Agreement and each Transaction;

(c)
the execution, delivery and performance of this Agreement and each Transaction are within its powers, have been duly authorized by all necessary action and do not violate any of the terms and conditions in its governing documents, any contracts to which it is a party or any law, rule, regulation, order or the like applicable to it;

(d)	this Agreement and each Transaction constitutes its legally valid and binding obligation enforceable against it in accordance with its terms; subject to any equitable defenses;

(e)	it is not Bankrupt and there are no proceedings pending or being contemplated by it or, to its knowledge, threatened against it which would result in it becoming Bankrupt;

(f)
there are no pending, or to its knowledge threatened, actions, suits or proceedings against it or any of its Affiliates any legal proceedings before any Governmental Authority that could materially adversely affect its ability to perform its obligations under this Agreement and each Transaction;

(g)
no Event of Default with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement and each Transaction;

(h)	with respect to Buyer, it is acting to fulfill its obligations under and in accordance with PUC Orders and Settlements to enter into this Agreement;

(i)
it is not relying upon the advice or recommendations of the other Party in entering into this Agreement, it is capable of understanding, understands and accepts the terms, conditions and risks of this Agreement and each Transaction, and the other Party is not acting as a fiduciary for or advisor to it in respect of this Agreement;

(j)	it is a "forward contract merchant" within the meaning of the United States Bankruptcy Code; and

(k)
it has entered into this Agreement and each Transaction in connection with the conduct of its business and it has the capacity or ability to provide or take delivery of the Full Requirements Service; and it is an "eligible contract participant" as defined in Section la(12) of the Commodity Exchange Act.

15.2
Additional Understandings. This Agreement is for the purchase and sale of Full Requirements Service that will be delivered in quantities expected to be used or sold over a defined period(s) in the normal course of business, and it is the intention at the inception and throughout the term of this Agreement and each Transaction hereunder that the Agreement will result in physical delivery and not financial settlement, and the quantity of Full Requirements Service that Seller must deliver and Buyer must receive will be determined by the requirements of the POLR Load served by Buyer, and, as such, the Agreement does not provide for an option by either Party with respect to the quantity of Full Requirements Service to be delivered or received during performance of the Agreement. This Agreement has been drafted to effectuate Buyer's and Seller's specific intent so that in accordance with Financial Accounting Standards Board Statement No. 133 ("FAS 133"), as amended, Buyer would be able to elect to use accrual accounting for its purchases under this Agreement, while Seller would be able to elect to use either accrual or mark-to-market accounting for its sales under the Agreement. If either Buyer or Seller determines, in good faith, that the intended accounting treatment has become jeopardized, due to a change in interpretations of FAS 133, as amended, or otherwise, then Buyer and Seller agree to meet and use their best efforts to reform the Agreement so that, with the minimum changes possible, the Agreement again qualifies for the intended accounting treatments.

ARTICLE 16
MISCELLANEOUS

16.1
Notices. Unless otherwise specified herein, all notices shall be in writing and delivered by hand, overnight or facsimile (provided a copy is also sent by overnight mail). Notice shall be effective on the next Business Day after it is sent. A Party may change its address by providing notice of the same in accordance with this Section 16.1. Notice information for Buyer and Seller is shown on Exhibit G.

16.2
General. This Agreement shall be considered for all purposes as prepared through the joint efforts of the Parties and shall not be construed against one Party or the other as a result of the preparation, substitution, submission or other event of negotiation, drafting or execution hereof. Each Party further agrees that it will not assert, or defend itself, on the basis that any applicable tariff is inconsistent with this Agreement. This Agreement shall not impart any rights enforceable by any third party other than a permitted successor or assignee bound to this Agreement or any Transaction. Any provision declared or rendered unlawful will not otherwise affect the remaining lawful obligations that arise under this Agreement or any Transaction; provided that in such event the Parties shall use commercially reasonable efforts to amend this Agreement or any Transaction in order to give effect to the original intention of the Parties.

16.3	Rules of Interpretation. The following principles shall be observed in the interpretation and construction of this Agreement:

(a)	unless otherwise stated, the terms "include" and "including" when used in this Agreement shall be interpreted to mean by way of example only and shall not be considered limiting in any way;

(b)
all titles and headings used herein are for convenience and reference purposes only, do not constitute a part of this Agreement and shall be ignored in construing or interpreting the obligations of the parties under this Agreement;

(c)	references to the singular include the plural and vice versa;

(d)	references to Articles, Sections, Clauses and the Preamble are, unless the context indicates otherwise, references to Articles, Sections, Clauses and the Preamble of this Agreement; and

(e)	in carrying out its rights, obligations and duties under this Agreement, each Party shall have an obligation of good faith and fair dealing.

16.4
Audit. Each Party has the right on at least three (3) Business Days prior written notice, at its sole expense and during normal working hours, to examine the records of the other Party to the extent reasonably necessary to verify the accuracy of any statement, charge or computation made pursuant to this Agreement. If any such examination reveals any inaccuracy in any statement, the necessary adjustments in such statement and the payments thereof will be made in accordance with Sections 7.1 (Billing) and 7.5 (Interest on Unpaid Balances).

16.5	Confidentiality.

(a)  Each Party shall hold in confidence and not release or disclose any document or information furnished by the other Party in connection with this Agreement, unless: (i) compelled to disclose such document or information by judicial, regulatory or administrative process or other provision of law; (ii) such document or information is generally available to the public; (iii) such document or information was available to the receiving Party on a non-confidential basis; or (iv) such document or information was available to the receiving Party on a non-confidential basis from a third –party, providing that the receiving Party does not know, and by reasonable effort, could not know that such third-party is prohibited from transmitting the document or information to the receiving Party by a contractual, legal or fiduciary obligation.

(b)  Notwithstanding any other provision of this Section 16.5, a Party may disclose it its employees, representative and agents all documents and information furnished by the other Party in connection with this Agreement, provided that such employees, representatives and agents have been advised of the confidentiality provisions of this Section 16.5, and further provided that in no event shall a document or information be disclosed in violation of the standard of conduct requirements established by FERC.

(c)  A Party receiving notice or otherwise concluding that any confidential document or information furnished by the other Party in connection with this Agreement is being sought under any provision of law, to the extent it is permitted to do so under any applicable law, shall: (i) promptly notify the other Party; and (ii) use reasonable efforts in cooperation with the other Party to seek confidential treatment of such confidential information.

(d)  Any independent auditor performing an audit on behalf of a Party pursuant to Section 16.4 shall be required to execute a confidentiality agreement with the Party being audited. Such audit information shall be treated as confidential pursuant to this Section 16.5,

(e)  The Parties agree that monetary damages may be inadequate to compensate a Party for the other Party's breach of its obligations under this Section 16.5. Each Party accordingly agrees that the other Party shall be entitled to equitable relief, by way of injunction or otherwise, if the Party breaches or threatens to breach its obligations under this Section 16.5, which equitable relief shall be granted without bond or proof of damages, and the receiving Party shall not plead in defense that there would be an adequate remedy at law.

16.6	Successors. This Agreement and all of the provisions hereof are binding upon, and inure to the benefit of, the Parties and their respective successors and permitted assigns.

16.7
Assignment/Change in Corporate Identity. Neither Party shall assign this Agreement, its rights or obligations hereunder without the prior written consent of the other Party, which consent may not be unreasonably withheld; provided, however, either Party may, without the consent of the other Party (and without relieving itself from liability hereunder),

(a)	transfer, sell, pledge, encumber or assign this Agreement or the accounts, revenues or proceeds hereof in connection with any financing or other financial arrangements;

(b)
transfer or assign this Agreement to an affiliate of such Party if: (i) such affiliates creditworthiness is equal to or higher than that of such Party; or (ii) in such event, the Transferee should assume all obligations pursuant to this Agreement and shall provide appropriate performance assurances as required by this Agreement;

(c)
transfer or assign this Agreement to any person or entity succeeding to all or substantially all of the assets whose: (i) creditworthiness is equal to or higher than that of such Party; or (ii) in such event, the Transferee should assume all obligations pursuant to this Agreement and shall provide appropriate performance assurances as required by this Agreement; and

(d)
provided, however, that in each such case, any such assignee shall agree in writing to be bound by the terms and conditions hereof and so long as the transferring Party delivers such tax and enforceability assurance as the non-transferring Party may reasonably request.

16.8
Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTITUTED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

16.9
Jurisdiction and Venue. Except for matters jurisdictional to FERC, the PUC or the appellate courts having jurisdiction over the PUC or FERC matters, all disputes hereunder shall be resolved in the Federal or State courts of Pennsylvania and each Party hereby irrevocably submits to the in personam jurisdiction of such courts. Each Party hereby waives its respective rights to any jury trial with respect to any litigation arising under or in connection with this Agreement.

16.10
Amendments. Except as provided in Section 16.11 (PJM Agreement Modifications), this Agreement or any Transaction shall not be amended, modified, terminated, discharged or supplemented, nor any provision hereof waived, unless mutually agreed, in writing, by the Parties. Except as provided in Section 16.11 (PJM Agreement Modifications), the rates, terms and conditions contained in this Agreement or any Transaction are not subject to change under Sections 205 or 206 of the Federal Power Act absent the mutual written agreement of the Parties. Absent the agreement of all parties to the proposed change, the standard of review for changes to this Agreement proposed by a Party, a non-Party or the FERC acting sua sponte shall be the "public interest" standard of review set forth in United Gas Pipe Line Co. v. Mobile Gas Service Corp., 350 U.S. 332 (1956), and Federal Power Commission v. Sierra Pacific Power Co., 350 U. S. 348 (1956) (the "Mobile-Sierra" doctrine).

16.11	PJM Agreement Modifications.

(a)
If the PJM Agreements are amended or modified so that any schedule or section references herein to such agreements is changed, such schedule or section references herein shall be deemed to automatically (and without any further action by the Parties) refer to the new or successive schedule or section in the PJM Agreements which replaces that originally referred to in this Agreement.

(b)
If the applicable provisions of the PJM Agreements referenced herein, or any other PJM rules relating to the implementation of this Agreement, are changed materially from those in effect on the Effective Date, both Parties shall cooperate to make conforming changes to this Agreement to fulfill the purposes of this Agreement.

16.12
Delay and Waiver. Except as otherwise provided in this Agreement, no delay or omission to exercise any right, power or remedy accruing to the respective Parties hereto upon any breach or default of any other Party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character of any breach or default under this Agreement, or any waiver of any provision or condition of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.

16.13
Regulatory Approvals. The commencement of the Delivery Period is subject to the receipt or waiver by Buyer of all Buyer required regulatory approvals. In the event such required regulatory approvals are not received or waived, the Step-Up provisions of Section 4.11 (Seller Step-Up Rights) shall apply.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement to be effective as of the day and year first written above.

ATTEST:	PPL ELECTRIC UTILITES CORPORATION

By:

Title:	Name:

Title:

ATTEST:

By:

Title:	Name: Clarence J. Hopf, Jr.

Title: President

EXHIBIT A

TRANSACTION CONFIRMATION EXAMPLE

This Transaction Confirmation letter is being provided pursuant to and in accordance with the Provider of Last Resort Supply Master Agreement ("POLR SMA") dated __ between PPL Electric Utilities Corporation ("Company" or "PPL Electric") and _____  ("Seller"). Terms used but not defined herein shall have the meanings ascribed to them in the POLR SMA. This Transaction Confirmation shall confirm the following terms of the transaction ("Transaction") agreed to on  _____________ ("Bid Proposal Due Date").

Product: Full Requirements Electric Service
Group: Residential
Service Type: Rate Classes RS, RTS, RTD
Delivery Location: PPL Electric Zone
Delivery Period: January 1, 2010 through December 31, 2010

The Seller's specified percentage is ___________.  Seller will supply_______ tranches at a monthly settlement price of $______ per MWh for the duration of the delivery period.

Service Type	Total Tranches	% Size of a Tranche	PLC (MW)	Approximate Tranche Size (MW)
Rate Classes RS, RTS, RTD		1.67%		50.0

2010 Estimated Quantity Per Tranche (MWh)
Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec

Please confirm that the terms stated herein accurately reflect the Transaction reached on the Bid Proposal Due Date above between Seller and PPL Electric by returning an executed copy of this Transaction Confirmation by facsimile to PPL Electric at [Fax number to be provided] in accordance with Section 2.8 — Transaction Confirmation of the POLR SMA. The signatories to this Transaction Confirmation must have the authority to enter into this Transaction.

SELLER By:_______________ Name: ____________ Title:______________	PPL ELECTRIC UTILITIES CORPORATION By: ___________________________________ Name:_________________________________ Title: _________________________________

EXHIBIT B

ALTERNATIVE ENERGY PORTFOLIO STANDARDS OBLIGATION

This Exhibit B shall confirm the Alternative Energy Portfolio Standards Obligation of the transaction ("Transaction") agreed to on —("Bid Proposal Due Date").

Alternative Energy Portfolio Standards Obligations for the period beginning January 1, 2010 based on the total MWh supplied by Seller :

2007 Solicitations - Residential and Small C&I

Compliance Period	Tier I	PV(included in Tier I Obligation)	Tier II
1/1/10 to 5/31/10	2.5%	0.0360%	4.2%
6/1/10 to 12/31/10	3.0%	0.0609%	6.2%

2008 and 2009 Solicitations - Residential and Small C&I

Compliance Period	Tier I	PV(included in Tier I Obligation)	Tier II
1/1/10 to 5/31/10	2.5%	0.0000%	4.2%
6/1/10 to 12/31/10	3.0%	0.0000%	6.2%

2009 Solicitations - Large C&I

Compliance Period	Tier I	PV(included in Tier I Obligation)	Tier II
1/1/10 to 5/31/10	2.5%	0.0120%	4.2%
6/1/10 to 12/31/10	3.0%	0.0203%	6.2%

The percentages set forth above are those applicable for the first RFP and may be revised for future RFPs to reflect changes in law or other applicable regulatory requirements.

EXHIBIT C

PERFORMANCE ASSURANCE EVERGREEN LETTER OF CREDIT

{TO BE ISSUED ON THE LETTERHEAD OF THE ISSUING BANK}

IRREVOCABLE LETTER OF CREDIT NO.

ISSUE DATE_____________________________                                            EXPIRY DATE: ________

APPLICANT

[ NAME]

[ ADDRESS]

BENEFICIARY

[ NAME ]

[ADDRESS]

CURRENCY AMOUNT USD
*********$
WE HEREBY ISSUE IN YOUR FAVOR OUR IRREVOCABLE LETTER OF CREDIT NO:________ FOR THE ACCOUNT OF _________ (APPLICANT) FOR AN AMOUNT OR AMOUNTS NOT TO EXCEED IN THE AGGREGATE US DOLLARS _________ AVAILABLE BY YOUR DRAFT(S) AT SIGHT ON THE BANK OF ________ ("ISSUER") ________ (ADDRESS), EFFECTIVE________ AND EXPIRING AT OUR COUNTERS ON OR ANY AUTOMATICALLY EXTENDED EXPIRY DATE, AS PROVIDED HEREIN. THIS LETTER OF CREDIT IS AVAILABLE IN ONE OR MORE DRAFTS UP TO THE AGGREGATE AMOUNT SET FORTH HEREIN.

THIS LETTER OF CREDIT IS PRESENTABLE AND PAYABLE AT OUR COUNTERS AND WE HEREBY ENGAGE WITH YOU THAT DRAFTS DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS LETTER OF CREDIT WILL BE HONORED ON PRESENTATION IF ACCOMPANIED BY THE REQUIRED DOCUMENTS PURSUANT TO THE TERMS OF THIS LETTER OF CREDIT.

THE BELOW MENTIONED DOCUMENT(S) MUST BE PRESENTED ON OR BEFORE THE EXPIRY DATE OF THIS INSTRUMENT IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT.

1. YOUR SIGNED AND DATED STATEMENT, READING AS FOLLOWS:

"THE AMOUNT FOR THIS DRAWING, USD (INSERT AMOUNT), BEING MADE UNDER THE BANK OF________ (BANK) LETTER OF CREDIT NUMBER (INSERT LETTER OF CREDIT REFERENCE NUMBER), REPRESENTS AN AMOUNT DUE AND PAYABLE TO BENEFICIARY FROM APPLICANT FOR PERFORMANCE ASSURANCE RELATED TO THE FULL REQUIREMENTS SERVICE AGREEMENT(S) DATED __________  BETWEEN  __________  AND_________."

2. THIS ORIGINAL LETTER OF CREDIT AND ANY AMENDMENT(S).

IF PRESENTATION OF ANY DRAWING IS MADE ON A BUSINESS DAY (AS HEREIN DEFINED) AND SUCH PRESENTATION IS MADE ON OR BEFORE 11:00 A.M. NEW YORK TIME, ISSUER SHALL SATISFY SUCH DRAWING REQUEST ON THE NEXT BUSINESS DAY. IF THE DRAWING IS RECEIVED AFTER 11:00 A.M. NEW YORK TIME, ISSUER WILL SATISFY SUCH DRAWING REQUEST ON THE SECOND FOLLOWING BUSINESS DAY.

IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT WILL BE AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR ONE YEAR FROM THE EXPIRATION DATE HEREOF, OR ANY FUTURE EXPIRATION DATE, UNLESS AT LEAST 90 DAYS PRIOR TO ANY EXPIRATION DATE WE NOTIFY YOU AT THE ABOVE ADDRESS BY REGISTERED MAIL OR HAND DELIVERED COURIER THAT WE ELECT NOT TO CONSIDER THIS LETTER OF CREDIT RENEWED FOR ANY SUCH PERIOD.

THIS LETTER OF CREDIT MAY BE TERMINATED UPON BENEFICIARY'S RECEIPT OF FULL PAYMENT FROM THE APPLICANT AND ISSUER'S RECEIPT OF A WRITTEN RELEASE FROM THE BENEFICIARY RELEASING THE ISSUER FROM ITS OBLIGATIONS UNDER THIS LETTER OF CREDIT.

THE TERM "BUSINESS DAY" AS USED HEREIN MEANS ANY DAY OTHER THAN (I) A SATURDAY, (II) A SUNDAY, OR (III) A DAY ON WHICH BANKING INSTITUTIONS LOCATED IN THE CITY OF NEW YORK, NEW YORK ARE REQUIRED OR AUTHORIZED BY LAW TO BE CLOSED.

APPLICANT'S FILING OF A BANKRUPTCY, RECEIVERSHIP OR OTHER DEBTOR-RELIEF PETITION, AND/OR APPLICANT'S DISCHARGE THEREUNDER, SHALL IN NO WAY AFFECT THE LIABILITY OF [BANK] UNDER THIS LETTER OF CREDIT AND [BANK] SHALL ALWAYS REMAIN LIABLE TO [BENEFICIARY] FOR THE FULL AMOUNT OF APPLICANT'S OBLIGATIONS HEREIN TO [BENEFICIARY] NOT TO EXCEED THE AVAILABLE AMOUNT IN THIS LETTER OF CREDIT.

ADDITIONAL TERMS AND CONDITIONS:

1.	ALL COMMISSIONS AND OTHER BANKING CHARGES WILL BE BORNE BY THE APPLICANT.
2.	THIS LETTER OF CREDIT MAY NOT BE TRANSFERRED OR ASSIGNED.
3.	THIS LETTER OF CREDIT IS IRREVOCABLE.
4.
THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES (1998) OF THE INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 590 ("ISP98") OR SUCH LATER REVISION(S) OF THE ISP AS MAY BE HEREAFTER ADOPTED. AS TO MATTERS NOT GOVERNED BY ISP98, THIS LETTER OF CREDIT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, INCLUDING, TO THE EXTENT NOT INCONSISTENT WITH ISP98, THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN THE STATE OF PENNSYLVANIA. THIS LETTER OF CREDIT MAY NOT BE AMENDED, CHANGED OR MODIFIED WITHOUT THE EXPRESS WRITTEN CONSENT OF THE BENEFICIARY AND THE ISSUER.

5.
THE BENEFICIARY SHALL NOT BE DEEMED TO HAVE WAIVED ANY RIGHTS UNDER THIS LETTER OF CREDIT, UNLESS THE BENEFICIARY OR AN AUTHORIZED AGENT OF THE BENEFICIARY SHALL HAVE SIGNED A DATED WRITTEN WAIVER. NO SUCH WAIVER, UNLESS EXPRESSLY SO STATED THEREIN, SHALL BE EFFECTIVE AS TO ANY TRANSACTION THAT OCCURS SUBSEQUENT TO THE DATE OF THE WAIVER, NOR AS TO ANY CONTINUANCE OF A BREACH AFTER THE WAIVER.

6.
A FAILURE TO MAKE ANY PARTIAL DRAWINGS AT ANY TIME SHALL NOT IMPAIR OR REDUCE THE AVAILABILTY OF THIS LETTER OF CREDIT IN ANY SUBSEQUENT PERIOD OR OUR OBLIGATION TO HONOR YOUR SUBSEQUENT DEMANDS FOR PAYMENT MADE IN ACCORDANCE WITH THE TERMS OF THIS LETTER OF CREDIT.

AUTHORIZED SIGNATURE:  ________________________

TITLE:________

PLEASE DIRECT ANY WRITTEN CORRESPONDENCE, INCLUDING DRAWING OR INQUIRIES TO:

[BANK NAME, ADDRESS AND PHONE NUMBER]

EXHIBIT D

SAMPLE PJM INVOICE

FINAL BILLING STATEMENT ISSUED ON: MM/DD/YYYY FOR PERIOD: MM/DD/YYYY TO MM/DD/YYYY

OPERATING AGREEMENT OF PJM INTERCONNECTION, L.L.C.:

Day-Ahead	Balancing	Total
Charges:
Spot Market Energy	Seller	Seller	Seller
Transmission Congestion	Seller	Seller	Seller
Transmission Losses (Point-to-Point)	Seller	Seller	Seller
Regulation			Seller
Spinning Reserve			Seller
Operating Reserves	Seller	Seller	Seller
Synchronous Condensing			Seller
Capacity Credit Market			Seller
Reconciliation for Spot Market			Seller
Reconciliation for Regulation			Seller
Reconciliation for Operating Reserves			Seller
Emergency Energy			Seller
FTR Auction			Seller
Meter Error Correction			Seller
PJM Load Response Program			Seller

Credits:
Spot Market Energy	Seller	Seller	Seller
Transmission Congestion
Hourly			Seller
Planning Period Excess			Buyer
Transmission Losses (Point-to-Point)			Seller
Regulation			Seller
Spinning Reserve			Seller
Operating Reserves	Seller	Seller	Seller
Synchronous Condensing			Seller
Capacity Credit Market			Seller
Reconciliation for Transmission Losses			Seller
Emergency Energy			Seller
FTR Auction			Seller

EXHIBIT D (Continued)

SAMPLE PJM INVOICE

FINAL BILLING STATEMENT ISSUED On: MM/DD/YYYY FOR PERIOD:
MM/DD/YYYY TO MM/DD/YYYY

PJM OPEN ACCESS TRANSMISSION TARIFF:
Total

Charges:
PJM Scheduling, System Control and Dispatch Service	Seller
Transmission Owner Scheduling, System Control and Dispatch Service	Seller
Reactive Supply and Voltage Control from Generation Sources Service	Seller
Black Start Service	Seller
Network Integration Transmission Service	Buyer
Network Transmission Service Offset Charges	Buyer
Firm Point-to-Point Transmission Service	Seller
Non-Firm Point-to-Point Transmission Service	Seller
Transitional Market Expansion Charges (Transmission Customer Charge Only)	Buyer
Reconciliation for PJM Scheduling, System Control and Dispatch Service	Seller
Reconciliation for Transmission Owner Scheduling, System Control and Dispatch	Seller
Service
Intra-PJM Seams Elimination Cost Assignment Charges	Buyer
PJM/MISO Seams Elimination Cost Assignment Charges	Buyer

Credits:
Non-Firm Point-to-Point Transmission Service	Buyer
Other Supporting Facilities	Buyer

Reliability Assurance Agreement Among Load Serving Entities in the PJM Control Ares:
Total
Charges:
Capacity Deficiency	Seller

Credits:
Capacity Excess	Seller

EXHIBIT E,
METHODOLOGY FOR CALCULATION OF MARK TO MARKET (MTM)
EXPOSURE

Parameters

In calculating the Mark to Market (MtM) Exposure for each Transaction, the following parameters are set on the Transaction Date:

1.  On-Peak Initial Mark Price
2.  Off-Peak Price Ratio/On-Peak Price Ratio
3.  Off-Peak Initial Mark Price
4.  On-Peak Estimated Energy Quantity Per Tranche for each of the twelve calendar months
5.  Off-Peak Estimated Energy Quantity Per Tranche for each of the twelve calendar months
6.  Capacity Initial Mark Price
7.  Capacity Obligation
8.  Number of awarded Tranches

In calculating the MtM Exposure for each Transaction, the following parameters are set each Business Day subsequent to the Transaction Date:

1.  On-Peak Forward Price
2.  Off-Peak Forward Price
3.  Capacity Forward Price
4.  Capacity Obligation
5.  On-Peak Estimated Energy Quantity
6.  Off-Peak Estimated Energy Quantity

Calculation of the MtM Exposure

On each Business Day subsequent to the Transaction Date, the MtM Exposure will be calculated, with respect to each month remaining in the Transaction Delivery Period, as the sum of the following:

(i)	the relevant month On-Peak Forward Price minus the relevant month On-Peak Initial Mark Price, multiplied by the relevant month On-Peak Estimated Energy Quantity;
(ii)	the relevant month Off-Peak Forward Price minus the relevant month Off-Peak Initial Mark Price, multiplied by the relevant month Off-Peak Estimated Energy Quantity;
(iii)	the relevant month Capacity Forward Price minus the relevant month Capacity Initial Mark Price, multiplied by the remaining Capacity Obligation per Tranche and number of Tranches award to the Seller.

Determination of On-Peak Forward Prices

On each Business Day subsequent to the Transaction date, the Pricing Agent will follow the steps outlined below to determine the on-peak forward prices.

1.
The Pricing Agent will contact four Reference Market-Makers to obtain bid and ask Energy price quotes for PJM Western Hub On-Peak Hours for each month of the Delivery Period. Both bid and ask Energy price quotes must be available to be considered a valid quote.

2.	If a minimum of two quotes in a particular month are available, the Pricing Agent will determine the On-Peak Forward Price by averaging the bid and ask Energy prices.
3.
If a minimum of two quotes in a particular month are not available, then the Pricing Agent will determine the On-Peak Forward Price using an annual quote, obtain in the same manner above. In this case, the On-Peak Forward Price will be calculated as the product of the Off-Peak Price Ratio and the annual price quote.

Determination of Off-Peak Forward Prices

On each Business Day subsequent to the Transaction date, the Pricing Agent will follow the steps outlined below to determine the off-peak forward prices.

1.
The Pricing Agent will contact four Reference Market-Makers to obtain bid and ask Energy price quotes for PJM Western Hub Off-Peak Hours for each month of the Delivery Period. Both bid and ask Energy price quotes must be available to be considered a valid quote.

2.	If a minimum of two quotes in a particular month are available, the Pricing Agent will determine the Off-Peak Forward Price by averaging the bid and ask Energy prices.
3.
If a minimum of two quotes in a particular month are not available, then the Pricing Agent will determine the Off-Peak Forward Price using an annual quote obtained in the same manner as the in the following manner obtained in the same manner as discussed above. In this case, the Off-Peak Forward Price will be calculated as the product of the Off-Peak Price Ratio and the annual price quote.

Determination of Capacity Forward Prices

The Pricing Agent will obtain Capacity Forward Prices for the PPL Zone, or capacity pricing region within which the PPL Zone is included, as reported by PJM. To the extent that actual Capacity Forward Prices are unavailable through PJM, the Pricing Agent will obtain applicable Capacity Forward Prices as estimated by PJM.

EXHIBIT E (Continued)

MtM EXAMPLE CALCULATION FOR A TRANSACTION

EXHIBIT F

UNCONDITIONALGUARANTY

THIS GUARANTY AGREEMENT (this "Guaranty") is made and entered into as of this ________ day of____, by ____ (the "Guarantor"), with an address at _______, in favor of [Utility] (the "Buyer"), with an address at_______, in consideration of the Provider of Last Resort Supply Master Agreement(s) (the "POLR SMA(s)") between [Utility] and________ (the "Seller") dated ________, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged. Guarantor is the________ of Seller.

Whereas, Seller________ is an affiliate of ____, _____ will therefore benefit by Supplier entering into the POLR SMA with Buyer and________ desires Buyer to enter into the POLR SMA with Seller and to extend credit to Seller thereunder. (May be revised if guarantor is not a parent or affiliate of Seller.)

1.	Guaranty of Obligations.

(a)
The Guarantor hereby irrevocably and unconditionally guarantees, with effect from date hereof, the prompt and complete payment when due of all of Seller's payment obligations under the POLR SMA (to the extent such payment obligations exceed the amount of any Performance Assurance provided to the Buyer by Seller as defined in and in accordance with the POLR SMA), whether on scheduled payment dates, when due upon demand, upon declaration of termination or otherwise, in accordance with the terms of the POLR SMA and giving effect to any applicable grace period, and, provided only that the Buyer is the prevailing party in any judicial suit, action or proceeding arising out of, resulting from, or in any way relating to this Guaranty, or if by mutual agreement by Guarantor and Buyer, all reasonable out-of-pocket costs and expenses incurred by Buyer in the enforcement of the Guarantor's obligations or collection under this Guaranty, including reasonable attorney's fees and expenses (collectively, the "Obligations"). [Optional provision: Notwithstanding anything to the contrary herein, the liability of the Guarantor under this Guaranty and Buyer's right of recovery hereunder for all Obligations is limited to a total aggregate amount of $("Guaranty Amount"), where Guaranty Amount shall be no less than Five Hundred Thousand US Dollars ($500,000).]

(b)	The limitations on liabilities of the Seller set forth in Article 10 of the POLR SMA shall also apply to the liabilities of the Guarantor hereunder.

2.	Nature of Guaranty; Waivers

(a)
This is a guaranty of payment and not of collection and the Buyer shall not be required, as a condition of the Guarantor's liability, to pursue any rights which may be available to it with respect to any other person who may be liable for the payment of the Obligations. This is not a performance guaranty and the Guarantor is not obligated to provide power under the POLR SMA or this Guaranty.

(b)
This Guaranty is an absolute, unconditional, irrevocable (subject to the provisions of Section 12 of this Guaranty) and continuing guaranty and will remain in full force and effect until all of the Obligations have been indefeasibly paid in full, or until the POLR SMA has been terminated, whichever comes later. This Guaranty will not be affected by any surrender, exchange, acceptance, compromise or release by the Buyer of any other party, or any other guaranty or any security held by it for any of the Obligations, by any failure of the Buyer to take any steps to perfect or maintain its lien or security interest in or to preserve its rights to any security or other collateral for any of the Obligations or any guaranty, or by any irregularity, unenforceability or invalidity of any of the Obligations (other than any irregularity, unenforceability or invalidity of any of the obligations under the POLR SMA resulting from the conduct of the Buyer) or any part thereof.

(c)
Except as to any claims, defenses, rights of set-off or to reductions of Seller in respect of its obligations under the POLR SMA, (all of which are expressly reserved under this Guaranty), the Guarantor's obligations hereunder shall not be affected, modified or impaired by any counterclaim, set-off, deduction or defense based upon any claim the Guarantor may have against Seller or the Buyer, including: (i) any change in the corporate existence (including its charter or other governing agreement, laws, rules, regulations or powers), structure or ownership of Seller or the Guarantor; or (ii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting Seller or its assets; or (iii) the invalidity or unenforceability in whole or in part of the POLR SMA; or (iv) any provision of applicable law or regulations purporting to prohibit payment by Seller of amounts to be paid by it under the POLR SMA (other than any law or regulation that eliminates or nullifies the obligations under the POLR SMA).

(d)
Guarantor waives notice of acceptance of this Guaranty, diligence, presentment, notice of dishonor and protest and any requirement that at any time any person exhaust any right to take any action against Seller or their assets or any other guarantor or person, provided, however, that any failure of Buyer to give notice will not discharge, alter or diminish in any way Guarantor's obligations under this Guaranty. The Guarantor waives all defenses based on suretyship or impairment of collateral or any other defenses that would constitute a legal or equitable discharge of Guarantor's obligations, except any claims or defenses of Seller in respect of its obligations under the POLR SMA.

(e)
The Buyer at any time and from time to time, without notice to or the consent of the Guarantor, and without impairing or releasing, discharging or modifying the Guarantor's liabilities hereunder, may (i) to the extent permitted by the POLR SMA, change the manner, place, time or terms of payment or performance of, or other terms relating to, any of the Obligations; (ii) to the extent permitted by the POLR SMA, renew, substitute, modify, amend or alter, or grant consents or waivers relating to any of the Obligations, or any other guaranties for any Obligations; (iii) settle, compromise or deal with any other person, including Seller , with respect to any Obligations in such manner as the Buyer deems appropriate at its sole discretion; (iv) substitute, exchange or release any guaranty; or (v) take such actions and exercise such remedies hereunder as Buyer deems appropriate.

3.	Representations and Warranties. The Guarantor hereby represents and warrants that:

(a)
it is a [limited liability company, corporation, limited partnership, general partnership] duly organized, validly existing and in good standing under the laws of the jurisdiction of its [formation, organization, incorporation] and has the [corporate power] [power] and authority to conduct the business in which it is currently engaged and enter into and perform its obligations under this Guaranty;

(b)
it has the [corporate power] [power] and authority and the legal right to execute and deliver, and to perform its obligations under, this Guaranty, and has taken all necessary [corporate action] [action] to authorize its execution, delivery and performance of this Guaranty;

(c)
this Guaranty constitutes a legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of Buyers' rights generally, general equitable principles and an implied covenant of good faith and fair dealing;

(d)
the execution, delivery and performance of this Guaranty will not violate any provision of any requirement of law or contractual obligation of the Guarantor (except to the extent that any such violation would not reasonably be expected to have a material adverse effect on the Guarantor or this Guaranty);

(e)
no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or governmental authority and no consent of any other person (including, without limitation, any stockholder or creditor of the Guarantor) is required in connection with the execution, delivery, performance, validity or enforceability of this Guaranty, other than any which have been obtained or made prior to the date hereof and remain in full force and effect; and

(f)
no litigation, investigation or proceeding of or before any arbitrator or governmental authority is pending or, to the knowledge of the Guarantor, threatened by or against the Guarantor that would have a material adverse effect on this Guaranty.

4.
Repayments or Recovery from the Buyer. If any demand is made at any time upon the Buyer for the repayment or recovery of any amount received by it in payment or on account of any of the Obligations, including but not limited to upon the bankruptcy, insolvency, dissolution or reorganization of the Seller and if the Buyer repays all or any part of such amount by reason of any judgment, decree or order of any court or administrative body or by reason of any settlement or compromise of any such demand, the Guarantor (subject to Sections 2 (c) and (d) of this Guaranty) will be and remain liable hereunder for the amount so repaid or recovered to the same extent as if such amount had never been received originally by the Buyer. The provisions of this section will be and remain effective notwithstanding any contrary action which may have been taken by the Guarantor in reliance upon such payment, and any such contrary action so taken will be without prejudice to the Buyer's rights hereunder and will be deemed to have been conditioned upon such payment having become final and irrevocable.

5.
Enforceability of Obligations. No modification, limitation or discharge of the Obligations of Seller arising out of or by virtue of any bankruptcy, reorganization or similar proceeding for relief of debtors under federal or state law will affect, modify, limit or discharge the Guarantor's liability in any manner whatsoever and this Guaranty will remain and continue in full force and effect and will be enforceable against the Guarantor to the same extent and with the same force and effect as if any such proceeding had not been instituted. The Guarantor waives all rights and benefits which might accrue to it by reason of any such proceeding and will be liable to the full extent hereunder, irrespective of any modification, limitation or discharge of the liability of Seller that may result from any such proceeding.

6.
Postponement of Subrogation. Only to the extent that, at the relevant time, there are Obligations, or other amounts hereunder, that are then due and payable but unpaid, the Guarantor postpones and subordinates in favor of the Buyer any and all rights which the Guarantor may have to (a) assert any claim against the Seller based on subrogation rights with respect to payments made by Guarantor hereunder and (b) any realization on any property of the Seller, including participation in any marshalling of the Seller's assets. Upon payment of such due and unpaid Obligations, Buyer agrees that Guarantor shall be subrogated to the rights of Buyer against Seller to the extent of Guarantor's payment to Buyer.

7.
Notices. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder must be in writing and will be effective upon receipt. Such notices and other communications may be hand-delivered, sent by facsimile transmission with confirmation of delivery and a copy sent by first-class mail, or sent by nationally recognized overnight courier service, to the addresses for the Buyer and the Guarantor set forth below or to such other address as one may give to the other in writing for such purpose:

All communications to Buyer shall be directed to:

Attn:_______________
Phone: _____________
Fax: _______________
With a copy to: ______

Phone __________
Fax ___________

or such other address as the Buyer shall from time to time specify to Guarantor. All communications to Guarantor shall be directed to:

Attn: ________
Phone:__________
Fax: _________

or such other address as the Guarantor shall from time to time specify to Buyer.

8.
Preservation of Rights. Except as provided by any applicable statute of limitations, no delay or omission on the Buyer's part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will the Buyer's action or inaction impair any such right or power. The Buyer's rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the Buyer may have under other agreements with the Guarantor, at law or in equity.

9.
Illegality. In case any one or more of the provisions contained in this Guaranty should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

10.
Amendments. No modification, amendment or waiver of any provision of this Guaranty nor consent to any departure by the Guarantor therefrom, will be effective unless made in a writing signed by the Buyer, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Guarantor in any case will entitle the Guarantor to any other or further notice or demand in the same, similar or other circumstance.

11.
Entire Agreement. This Guaranty (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the Guarantor and the Buyer with respect to the subject matter hereof.

12.
Successors and Assigns. This Guaranty will be binding upon and inure to the benefit of the Guarantor and the Buyer and their respective successors and permitted assigns. Neither party may assign this Guaranty in whole or in part without the other's prior written consent, which consent will not be unreasonably withheld or delayed, except that Buyer may at any time assign this Guaranty without Guarantor's consent, in the same manner, on the same terms and to the same persons as Buyer assigns the POLR SMA in accordance with Section 16.7(b) of the POLR SMA, and except that this Section 12 shall not limit the Guarantor's right to assign this Guaranty, along with substantially all of the Guarantor's assets and business to a successor entity or Affiliate that assumes all obligations thereunder and (i) where the successor Guarantor's Lowest Credit Rating is equal to or greater than the Guarantor's Lowest Credit Rating or where the successor Guarantor's Lowest Credit Rating is equal to or greater than BBB, as rated by S&P or Fitch, or Baa2, as rated by Moody's, and (ii) the Seller is in compliance with Article 14 of the POLR SMA. The "Lowest Credit Rating" shall mean the lowest of the senior unsecured long-term debt ratings determined by Moody's Investor Services, Inc. (or its successor) ("Moody's"), the Standard & Poor's Rating Group, a division of McGraw-Hill, Inc., (or its successor) ("S&P"), or Fitch Investor Service, Inc. (or its successor) ("Fitch") immediately before such transfer and assumption. Upon any such delegation and assumption of obligations by a successor Guarantor, the Guarantor shall be relieved of and fully discharged from all of its obligations hereunder, whether such obligations arose before or after the date of such delegation and assumption.

13.
Interpretation. In this Guaranty, unless the Buyer and the Guarantor otherwise agree in writing, the singular includes the plural and the plural the singular; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; the word "or" shall be deemed to include "and/or", the words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; and references to sections or exhibits are to those of this Guaranty unless otherwise indicated. Section headings in this Guaranty are included for convenience of reference only and shall not constitute a part of this Guaranty for any other purpose.

14.	Governing Law.

(a)
This Guaranty has been delivered to and accepted by the Buyer. THIS GUARANTY WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE BUYER AND THE GUARANTOR DETERMINED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, EXCLUDING ITS CONFLICT OF LAWS RULES.

(b)
The Guarantor hereby irrevocably consents to the non-exclusive jurisdiction of any federal court in the Commonwealth of Pennsylvania, but in the event that the Guarantor and the Buyer determine in good faith that jurisdiction does not lay with such court or that such court refuses to exercise jurisdiction or venue over the Guarantor and the Buyer or any claims made pursuant to this Guaranty, then the Guarantor and the Buyer agree to submit to the non-exclusive jurisdiction of the Pennsylvania state courts; provided that nothing contained in this Guaranty will prevent the Buyer from bringing any action, enforcing any award or judgment or exercising any rights against the Guarantor individually, against any security or against any property of the Guarantor within any other county, state or other foreign or domestic jurisdiction. The Guarantor acknowledges and agrees that the venue provided above is the most convenient forum for both the Buyer and the Guarantor. The Guarantor waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Guaranty.

15.
WAIVER OF JURY TRIAL. THE GUARANTOR AND BUYER IRREVOCABLY WAIVE ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS GUARANTY, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS GUARANTY OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE GUARANTOR AND BUYER ACKNOWLEDGE THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

16.
Term. This Guaranty shall survive termination of the POLR SMA and remain in full force and effect until all amounts due hereunder, including all of the Obligations, have been paid or performed in full.

17.
Stay of Acceleration Ineffective with Respect to Guarantor. If acceleration of the time for payment of any amount payable by Seller under the POLR SMA is stayed upon the insolvency, bankruptcy or reorganization of Seller, all such amounts otherwise subject to acceleration or required to be paid upon an early termination pursuant to the terms of the POLR SMA shall nonetheless be payable by the Guarantor hereunder on written demand by Buyer.

The Guarantor acknowledges that it has read and understood all the provisions of this Guaranty, and has been advised by counsel as necessary or appropriate.

[Guarantor]

By: __________________________
Name: ____________________________
Title: _____________________________

EXHIBIT G

FORM OF NOTICE

Any notices required under this Agreement shall be made as follows:

BUYER:

All Notices:
Street: Two North Ninth Street
City/State/Zip: Allentown, PA 18101
Attn: Douglas R. Stinner
Facsimile: 610-774-5694
Duns: 00-790-9427
Federal Tax ID Number: 23-0959590

Invoices:

Attn: Douglas R. Stinner
Phone: 610-774-5568
Facsimile: 610-774-5694

Scheduling:

Attn: N/A
Phone: N/A
Facsimile: N/A

Payments:

Attn: John M. George
Phone: 610-774-6053
Facsimile: 610-774-7413

Wire Transfer:

BNK: Mellon Bank
ABA:
ACCT:

Credit and Collections:

Attn: John M. George
Phone: 610-774-6053
Facsimile: 610-774-7413

SELLER:

All Notices:

Street:
City/State/Zip
Attn:
Facsimile:
Duns:
Federal Tax ID Number:

Invoices:

Attn:
Phone:
Facsimile:

Scheduling:

Attn:
Phone:
Facsimile:

Payments:

Attn:
Phone:
Facsimile:

Wire Transfer

BNK:
ABA:
ACCT:

Credit and Collections:

Attn:
Phone:
Facsimile:

With additional Notices of an Event of Default to: Attn: Douglas R. Stinner Phone: 610-774-5568 Facsimile: 610-774-5694	With Additional Notices of an Event of Default to: Attn: Phone: Facsimile:

EXHIBIT H

PJM DECLARATION OF AUTHORITY

This Declaration of Authority ("Declaration") is a statement and certification made this 26th day of July,2007 by [PPL Electric Utilities Corporation], ("PARTY A") and [PPL EnergyPlus, LLC] ("PARTY B") for the benefit of PJM Interconnection, LLC.

RECITALS:

WHEREAS, PJM is a Regional Transmission Organization ("RTO") subject to the jurisdiction of the Federal Energy Regulatory Commission, ("FERC");

WHEREAS, PJM administers centralized markets that clear various electric energy and energy-related products among multiple buyers and sellers;

WHEREAS, PJM additionally exercises operational control over its members' transmission facilities whereby PJM provides control area functions, including economic dispatch, the scheduling of transmission service and emergency response to ensure reliability across an integrated transmission system; and

WHEREAS, in capacities more fully described below, PARTY A and PARTY B seek to participate either directly or indirectly in the markets administered by PJM or engage in operations that use or affect the integrated transmission system operated by PJM.

DECLARATION:

NOW, THEREFORE, acknowledging that PJM will rely on the truth, accuracy and completeness of the statements made below, PARTY A and PARTY B, as indicated below, provide the following certifications:

1.       Certification.

(a)
PARTY B hereby certifies that in all activities with PJM regarding PARTY B's provision of energy, capacity, ancillary services, scheduling and procurement of transmission service, congestion management and all other required products and services necessary to serve the load obligation assumed by PARTY B, PARTY B shall be billed and be primarily liable to PJM for all costs associated in its procurement of such products and services; provided, however, that charges, for PPL Electric customers, for Network Integration Transmission Service, Transitional Market Expansion assessed to Network Integration Transmission Service customers, Expansion Integration assessed to Network Integration Transmission Service customers, and any Transmission Congestion credits remaining at the end of a planning period for such load shall be billed to PARTY A and remain the sole and primary responsibility of PARTY A.

2.       Reliance By PJM On Certifications.

(a)
Each of PARTY A and PARTY B recognizes and accepts that PJM is relying on the truth, accuracy and completeness of the certifications herein made in making its assessments as to creditworthiness and in assuring PJM's own compliance with its tariff, operating agreement, reliability agreement and business practices.

(b)
Each of PARTY A and PARTY B recognizes and accepts that each has a continuing duty to notify PJM if and when the certifications herein made cease to be accurate or complete. Until such time as PJM receives written notification of any changes to such certifications, signed by both PARTY A and PARTY B, PJM shall be entitled to rely perpetually on this Declaration as governing its relationship with PARTY A and PARTY B as to the subject matter of this Declaration. Any written notice of changes to the certifications herein made must be provided to PJM at least thirty days in advance of their effectiveness.

(c)
Each of PARTY A and PARTY B recognize and acknowledge that PJM will receive and rely on individually modeled POLR Seller accounts that contain only zonal-specific POLR load to manually adjust the accounts to move the applicable billing line items' amounts in their entirety from the applicable POLR Seller's account to the applicable EDC's account.

(d)
PARTY A and PARTY B recognize and acknowledge that they have entered into a Provider of Last Resort Supply Master Agreement (POLR SMA) and that this Certification is not intended in any way to change, revise or redistribute the rights and obligations of the PARTY A or PARTY B under the POLR SMA. If this Certification is determined to be inconsistent with any provision of the POLR SMA, with respect to the rights and obligations of PARTY A and PARTY B under the POLR SMA, the provisions of the POLR SMA shall be controlling on PARTY A and PARTY B.

3.
Duration. Each of PARTY A and PARTY B acknowledge and agree that this Declaration shall terminate upon the termination of the POLR SMA in accordance with its terms. To this end, within 30 days prior to the termination of the POLR SMA in accordance with its terms or as soon thereafter as is practicable, each of PARTY A and PARTY B will provide written notice to PJM of the termination of this Declaration.

IN WITNESS WHEREOF, PARTY A and PARTY B execute this Declaration to be effective as of the date written above.

PARTY A _______________________________ NAME: _______________________________ TITLE: ______________________________	PARTY B _________________________ NAME: ____________________________ TITLE: _____________________________